                            STOCK PURCHASE AGREEMENT

                          DATED AS OF FEBRUARY 11, 2002

                                     BETWEEN

                                AXE HOLDING CORP.

                                       AND

                                HOENIG GROUP INC.

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
                                        ARTICLE I DEFINITIONS; CONSTRUCTION
Section 1.1       Definitions.....................................................................................2

                       ARTICLE II PURCHASE AND SALE OF SHARES; CLOSING AND MANNER OF PAYMENT

Section 2.1       Purchase and Sale of Shares.....................................................................6
Section 2.2       Purchase Price; Payment.........................................................................7
Section 2.3       The Records.....................................................................................7
Section 2.4       Other Agreements................................................................................7

                                             ARTICLE III TERMINATION

Section 3.1       Termination.....................................................................................7

                               ARTICLE IV CERTAIN ADDITIONAL AGREEMENTS OF SELLER

Section 4.1       Access to the Records and Employees.............................................................8
Section 4.2       Confidentiality.................................................................................8
Section 4.3       Consents and Approvals..........................................................................9
Section 4.4       Further Assurances.............................................................................10
Section 4.5       Collections; Certain Payments..................................................................10
Section 4.6       Regulatory and Other Approvals.................................................................10
Section 4.7       No Solicitation................................................................................11
Section 4.8       Conduct of Business............................................................................11
Section 4.9       Agreement Not To Solicit.......................................................................12
Section 4.10      Use of Copyrights, Trademarks, Trade Names, Etc................................................13
Section 4.11      Payment of Accrued Bonus Compensation..........................................................13
Section 4.12      License........................................................................................13
Section 4.13      Limited Partnerships...........................................................................13

                                ARTICLE V CERTAIN ADDITIONAL AGREEMENTS OF BUYER

Section 5.1       Further Assurances.............................................................................14
Section 5.2       Confidentiality................................................................................14
Section 5.3       Use of Copyrights, Trademarks, Trade Names, Etc................................................14
Section 5.4       Certain Payments...............................................................................15
Section 5.5       Regulatory and Other Approvals.................................................................15
Section 5.6       Client Consents................................................................................15

                              ARTICLE VI REPRESENTATIONS AND WARRANTIES OF SELLER

Section 6.1       Organization...................................................................................15

Section 6.2       Authority......................................................................................16
Section 6.3       Title to the Shares............................................................................16
Section 6.4       Capital Structure..............................................................................16
Section 6.5       No Violations..................................................................................16
Section 6.6       Consents.......................................................................................17
Section 6.7       Financial Statements...........................................................................17
Section 6.8       Accounts Receivable............................................................................17
Section 6.9       Assets Under Management........................................................................17
Section 6.10      Absence of Changes.............................................................................17
Section 6.11      No Finders' Fees...............................................................................18
Section 6.12      Legal Proceedings..............................................................................18
Section 6.13      Contracts......................................................................................19
Section 6.14      Ineligible Persons.............................................................................20
Section 6.15      No Subsidiaries................................................................................20
Section 6.16      Tax Matters....................................................................................20
Section 6.17      Employee Benefit Plans.........................................................................22
Section 6.18      Labor Matters..................................................................................24
Section 6.19      Compliance with Laws...........................................................................24
Section 6.20      Regulatory Matters.............................................................................24
Section 6.21      Personal Property..............................................................................26
Section 6.22      Real Property..................................................................................26
Section 6.23      Proprietary Rights.............................................................................26
Section 6.24      Books and Records..............................................................................26

                             ARTICLE VII REPRESENTATIONS AND WARRANTIES OF BUYER

Section 7.1       Organization...................................................................................27
Section 7.2       Authority......................................................................................27
Section 7.3       No Violations..................................................................................27
Section 7.4       Consents.......................................................................................27
Section 7.5       No Finders' Fees...............................................................................28
Section 7.6       Compliance.....................................................................................28
Section 7.7       Ineligible Persons.............................................................................28
Section 7.8       Legal Proceedings..............................................................................28
Section 7.9       Availability of Funds..........................................................................28

                                         ARTICLE VIII TAX MATTERS

Section 8.1       Tax Treatment..................................................................................28
Section 8.2       Tax Indemnification............................................................................28
Section 8.3       Procedures Relating to Tax Indemnification.....................................................29
Section 8.4       Tax Returns....................................................................................30
Section 8.5       Tax Dispute Resolution Mechanism...............................................................32
Section 8.6       Survival of Tax Provisions.....................................................................33
Section 8.7       Transfer Taxes.................................................................................33
Section 8.8       Characterization of Indemnification Payments...................................................33
Section 8.9       Exclusivity....................................................................................33

                                        ARTICLE IX INDEMNIFICATION
Section 9.1       Indemnification by Seller......................................................................33
Section 9.2       Indemnification by Buyer.......................................................................34
Section 9.3       Indemnification Procedure......................................................................34
Section 9.4       Survival of Covenants, Agreements, Representations and Warranties..............................35
Section 9.5       Limitation on Indemnification..................................................................35

                               ARTICLE X CONDITIONS TO CLOSING AND THE CLOSING

Section 10.1      Conditions to Buyer's Obligations..............................................................36
Section 10.2      Conditions to Seller's Obligations.............................................................37
Section 10.3      Conditions to Each Party's Obligations.........................................................37
Section 10.4      Form of Documents..............................................................................38
Section 10.5      Deliveries of Buyer............................................................................38
Section 10.6      Deliveries of Seller...........................................................................38

                                         ARTICLE XI MISCELLANEOUS

Section 11.1      Expenses.......................................................................................39
Section 11.2      Notices; Form of Payment.......................................................................39
Section 11.3      Majastar, LLC..................................................................................39
Section 11.4      Third Party Beneficiaries......................................................................40
Section 11.5      No Joint Venture...............................................................................41
Section 11.6      Successors and Assigns.........................................................................41
Section 11.7      Amendments and Waivers.........................................................................41
Section 11.8      Consent to Jurisdiction........................................................................41
Section 11.9      Severability of Provisions.....................................................................41
Section 11.10     Counterparts...................................................................................42
Section 11.11     GOVERNING LAW..................................................................................42
Section 11.12     WAIVER OF JURY.................................................................................42
Section 11.13     Captions.......................................................................................42
Section 11.14     Construction...................................................................................42
Section 11.15     Entire Agreement...............................................................................42
Section 11.16     Publicity......................................................................................42

                                LIST OF EXHIBITS
                                ----------------

EXHIBIT A    Base Date Assets
EXHIBIT B    Forms of Executive Resignation and Release and Closing Date Release
EXHIBIT C    Wire Transfer Instructions

                            STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT, dated as of February 11, 2002 between AXE HOLDING CORP., a Delaware corporation ("Buyer") and HOENIG GROUP INC., a Delaware corporation ("Seller").

                               W I T N E S S E T H

         WHEREAS, Seller is currently the holder of all of the equity interests in Axe-Houghton Associates Inc., a Delaware corporation (the "Company"); and

         WHEREAS, Seller desires to sell to Buyer all of the equity interests in the Company, and Buyer desires to acquire all such equity interests, all on the terms and subject to the conditions set forth herein; and

         WHEREAS, Ellen W. Adnopoz and Robin N. Kerr (the "Executives"), employees of the Company, concurrently with the execution of this Agreement, are
(i) entering into employment agreements with the Company (the "Employment Agreements"), with such employment agreements to be effective as of the Closing Date (as defined herein), (ii) entering into a shareholders agreement with Buyer, with such shareholders agreement to be effective as of the Closing Date, and (iii) executing notices of resignation and release of the Company and Seller substantially in the forms attached hereto as Exhibit B (the "Resignation and Releases"), pursuant to which, among other things, the Executives have agreed to execute and deliver at the Closing (as defined herein) a subsequent release of the Company and Seller substantially in the form attached to the Resignation and Releases (the "Closing Date Release"); and

         WHEREAS, Seller, the Company and The Bank of New York ("BONY") have entered into a Transfer and Assumption Agreement (the "Transfer and Assumption Agreement"), dated as of November 28, 2001, pursuant to which BONY has purchased from the Company certain assets and assumed certain liabilities relating to the Company's Axe Core Disciplines (as defined in the Transfer and Assumption Agreement); and

         WHEREAS, Seller and Seth Lynn ("Lynn") have entered into a Letter Agreement (the "Letter Agreement") dated February 11, 2002, pursuant to which Lynn has agreed to purchase from the Company certain assets and assume certain liabilities relating to the Company's Balanced, Small and Mid-Cap Value Disciplines (as defined in the Letter Agreement).

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                            DEFINITIONS; CONSTRUCTION
                            -------------------------

         Section 1.1 Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

         "Accounts Receivable" has the meaning set forth in Section 2.2(b).

         "Advisers Act" means the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

         "Affiliated Group" has the meaning set forth in Section 6.16(p).

         "Affiliated Person" means with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such other Person.

         "Agreement" means this Stock Purchase Agreement, including all Disclosure Schedules and Exhibits hereto, as the same may be amended, modified or supplemented from time to time.

         "Balance Sheet" means the unaudited balance sheet of the Company as of December 31, 2001.

         "Base Date" means the last Business Day prior to the date hereof.

         "Base Date Assets" means the aggregate fair market value of assets under management covered by the Portfolio Servicing Agreements at the Base Date, as set forth on Exhibit A hereto. The "fair market value of assets under management" shall be determined as of the close of business on the Base Date in accordance with the terms of the Portfolio Servicing Agreement.

         "Benefit Plan" has the meaning set forth in Section 6.17.

         "Business" means the business of the Company other than the businesses being sold to BONY under the Transfer and Assumption Agreement and to Lynn under the Letter Agreement.

         "Business Day" means any day excluding Saturday, Sunday and any day on which banking institutions located in the State of New York are authorized by Law or other governmental action to be closed.

         "Client" means any Person that is a customer of the Company under a Portfolio Servicing Agreement with respect to the Base Date Assets set forth on Exhibit A hereto.

         "Client Consent" means the written consent of a Client to the transfer of its Portfolio Servicing Agreement pursuant to this Agreement, in such form as shall be agreed to by Seller and Buyer, provided that such consent is in effect immediately after the Closing Date.

         "Client Percentage" shall equal a fraction, expressed as a percentage rounded to the nearest one-hundredth of one percent, the numerator of which shall be Closing Date Assets and the denominator of which shall be Base Date Assets.

         "Closing" has the meaning set forth in Section 2.1.

         "Closing Date" has the meaning set forth in Section 2.1.

         "Closing Date Assets" means the aggregate fair market value of assets under management covered by Portfolio Servicing Agreements on the Closing Date with respect to which Client Consents have been received as of the Closing Date. The "fair market value of assets under management on the Closing Date" shall be determined as of the close of business on the Base Date in accordance with the terms of the Portfolio Servicing Agreement and shall be increased on a dollar-for-dollar basis for subscriptions, additions or contributions of cash after the Base Date but prior to the Closing Date and shall be decreased by the product of (x) the dollar amount of any withdrawal prior to the Closing Date, multiplied by (y) a fraction, the numerator of which is the fair market value of assets under management determined as of the close of business on the Base Date in accordance with the terms of the Portfolio Servicing Agreement (after adjusting for any prior additions and/or withdrawals occurring between the Base Date and such withdrawal date) and the denominator of which is the fair market value of assets under management determined as of the close of business on the date of the withdrawal in accordance with the terms of the Portfolio Servicing Agreement (immediately before effectuating the withdrawal).

         "Closing Date Balance Sheet" has the meaning set forth in Section
2.2(b).

         "Closing Statement" has the meaning set forth in Section 2.2(b)

         "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

         "Contracts" has the meaning set forth in Section 6.13.

         "Delivery Date" has the meaning set forth in Section 4.11.

         "Disclosure Schedules" shall mean the schedules delivered by Seller to Buyer upon the execution of this Agreement.

         "Encumbrance" shall mean any lien, encumbrance, proxy, voting trust arrangement, pledge, security interest, collateral security agreement, financing statement (and similar notices) filed with any Governmental or Regulatory Authority, claim (including any claim as defined in the Code), charge, equities, mortgage, pledge, title defect, option, restrictive covenant or restriction on transfer of any nature whatsoever, and the interest of the lessor in any property subject to a capital lease.

         "ERISA" has the meaning set forth in Section 6.17.

         "Financial Statements" means the Balance Sheet, the audited balance sheets of the Company as of December 31, 2000 and 1999, the unaudited statement of income of the

Company for the 12 months ended December 31, 2001 and the audited statements of income of the Company for the 12 months ended December 31, 2000 and 1999.

         "Follert Agreement" means the Agreement and Release between the Company and Robert Follert, to be executed at the closing of the transactions contemplated by the Letter Agreement.

         "GAAP" means generally accepted accounting principles applicable in the United States.

         "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States or any state, county, city or other political subdivision thereof.

         "Indemnified Party" has the meaning set forth in Section 9.3.

         "Indemnifying Party" has the meaning set forth in Section 9.3.

         "IRS" shall mean the Internal Revenue Service of the United States.

         "knowledge", when used with respect to Seller, means the actual knowledge, after reasonable inquiry, of the Executives or any senior executive of Seller engaged in the business of the Company and when used with respect to Buyer, means the actual knowledge, after reasonable inquiry, of any senior executive officer of Buyer.

         "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having similar effect of the United States or any state, county, city or other political subdivision, of any Governmental or Regulatory Authority or of any Securities Regulatory Body.

         "Loss" has the meaning set forth in Section 9.1.

         "Majastar, LLC" has the meaning set forth in Section 11.3.

         "Material Adverse Effect" means a material adverse effect on (i) with respect to Seller, the business, assets, financial condition or results of operations of the Company, individually or in the aggregate, or a material burden on or impairment of the ability of Seller to consummate the transactions contemplated by this Agreement; provided, that the failure to receive any Client Consents, withdrawal of assets under management under the Portfolio Servicing Agreements or termination of Portfolio Servicing Agreements shall not, individually or in the aggregate, constitute a Material Adverse Effect or (ii) with respect to Buyer, a material burden on or impairment of the ability of Buyer to consummate the transactions contemplated by this Agreement.

         "Material Adverse Change" means a material adverse change in (i) with respect to Seller, the business, assets, financial condition or results of operations of the Company, individually or in the aggregate, or a material burden on or impairment of the ability of Seller to consummate the transactions contemplated by this Agreement, excluding effects attributable to (a) declines in any relevant securities market or segment thereof, (b) declines in economic activity generally in the United States or (c) changes in the asset management industry generally that do not affect the

Company in a manner significantly different than other similarly situated businesses in the asset management industry; provided, that the failure to receive any Client Consents, withdrawal of assets under management under the Portfolio Servicing Agreements or termination of Portfolio Servicing Agreements shall not, individually or in the aggregate, constitute a Material Adverse Change, or (ii) with respect to Buyer, a material burden on or impairment of the ability of Buyer to consummate the transactions contemplated by this Agreement.

         "Net Book Value" has the meaning set forth in Section 2.2(b).

         "Permitted Encumbrances" has the meaning set forth in Section 6.21.

         "Person" means an individual, corporation, partnership, association, union, trust, limited liability company, limited liability partnership or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Portfolio Servicing Agreements" means (i) each investment advisory contract with the Clients set forth on Exhibit A under which the Company provides asset management services (excluding the Portfolio Servicing Agreement with respect to the Hoenig Profit Sharing Plan), and (ii) any additional investment advisory contract under which the Company provides asset management services entered into prior to the Closing Date and, in each case, all instruments and agreements related thereto.

         "Post-Closing Taxes" has the meaning set forth in Section 8.2.

         "Pre-Closing Tax Period" has the meaning set forth in Section 8.2.

         "Pre-Closing Taxes" has the meaning set forth in Section 8.2.

         "Proprietary Rights" has the meaning set forth in Section 6.23.

         "Purchase Price" has the meaning set forth in Section 2.2(a).

         "Purchase Price Reduction Amount" means the amount determined in accordance with Section 4.3, if any.

         "Records" means all documents, microfiche, microfilm and computer records (including magnetic tape, disc storage and printed copy) maintained by the Company that relate to the Business.

         "Securities Regulatory Body" means any Governmental or Regulatory Authority and any commission, board, agency or body that is not a Government or Regulatory Authority, in each case that is charged with the supervision or regulation of trading or investment, stock exchanges, commodities exchanges, investment companies or investment advisers (including without limitation the Securities and Exchange Commission and the National Association of Securities Dealers) or the supervision or regulation of the Business.

         "Seller Documents" means this Agreement, the Resignation and Releases, the Closing Date Releases and the deliveries of Seller pursuant to Section 10.6.

         "Settlement Accountants" has the meaning set forth in Section 8.5.

         "Shares" means shares of the common stock, $1.00 par value, of the Company.

         "Statement" has the meaning set forth in Section 2.2(b).

         "Straddle Period" has the meaning set forth in Section 8.2.

         "Tangible Net Worth" means the total assets of the Business (excluding the Net Book Value of the Accounts Receivable) less (i) the intangible assets of the Business, including without limitation, goodwill, patents, copyrights and trademarks, (ii) the total liabilities of the Business (excluding any liabilities for Taxes to be paid by Seller pursuant to Section 8.4(b) and any amounts payable by Seller pursuant to Sections 4.5(b) and 4.11) and (iii) $500,000 in cash, in each case calculated in accordance with GAAP, consistently applied.

         "Tax" means any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, value-added, use, ad valorem, franchise, capital, paid-up capital, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty, transfer, documentary or other tax, governmental fee or other like assessment or charge of any kind whatsoever, any information reporting or back-up withholding obligation, liability or penalty, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental authority (domestic or foreign) responsible for the imposition of any such tax.

         "Tax Claim" has the meaning set forth in Section 8.3.

         "Tax Indemnified Party" has the meaning set forth in Section 8.3.

         "Tax Indemnifying Party" has the meaning set forth in Section 8.3.

         "Tax Notice" has the meaning set forth in Section 8.3.

         "Tax Returns" means all federal, state, local and foreign returns, declarations, reports, claims for refund, information returns or statements required to be filed with respect to Taxes.

         "Transfer Taxes" has the meaning set forth in Section 8.7.

                                   ARTICLE II

                          PURCHASE AND SALE OF SHARES;
                          ----------------------------
                          CLOSING AND MANNER OF PAYMENT
                          -----------------------------

         Section 2.1 Purchase and Sale of Shares. On the terms and subject to the conditions contained in this Agreement, as soon as practicable on or after the date that the conditions contained in Sections 10.1 and 10.2 below have been fulfilled or waived (the "Closing Date"), Buyer shall purchase from Seller, and Seller shall sell to Buyer, all of the Shares free and clear of all Encumbrances. The closing of such purchase and sale (the "Closing") shall occur at 10:00
a.m., New York time, on the Closing Date at the offices of Skadden, Arps, Slate, Meagher & Flom LLP or at such other time and place as the parties mutually agree.

         Section 2.2 Purchase Price; Payment. (a) The purchase price for the Shares shall be equal to the sum of (i) $2.25 million, minus the Purchase Price Reduction Amount determined in accordance with Section 4.3, if any, plus (ii) the Net Book Value of the Accounts Receivable (each as defined below) as set forth on the Closing Statement (as defined herein). The aggregate amount of (i) and (ii) is referred to herein as the "Purchase Price".

         (b) Three (3) Business Days before the Closing Date, Seller shall deliver to Buyer (i) an unaudited balance sheet of the Business as of the last business day preceding the scheduled Closing Date as of which a balance sheet of the Business can be prepared on the same basis as the Balance Sheet (the "Closing Date Balance Sheet") and (ii) a statement (the "Statement") setting forth (1) the accounts receivable of the Business, as reflected in the Company's books and records, including, without limitation, all trade account receivables arising from the provision of services and notes receivable ("Accounts Receivable") as of the date of the Closing Date Balance Sheet, net of any allowance for doubtful or uncollectible accounts (any accounts receivable which are more than 90 days old shall be deemed to be uncollectible for purposes of the foregoing) calculated in accordance with GAAP, consistently applied ("Net Book Value"), and (2) the Tangible Net Worth of the Business as of the date of the Closing Date Balance Sheet. On the Business Day prior to the Closing Date, Buyer and Seller shall mutually agree in good faith on the Purchase Price Reduction Amount as of the Closing Date in accordance with Section 4.3. The Statement shall be updated as of the Closing Date to reflect any changes in the Accounts Receivable, the Net Book Value of the Accounts Receivable or the Tangible Net Worth of the Business as of the Closing Date (such updated Statement, the "Closing Statement"). At the Closing, Buyer will pay to Seller an amount equal to the Purchase Price by wire transfer of immediately available funds.

         Section 2.3 The Records. At or prior to the Closing, Seller shall deliver the Records to Buyer. Seller may retain copies of such Records as Seller may deem necessary or appropriate for Seller to comply with any applicable Law.

         Section 2.4 Other Agreements. Buyer recognizes and acknowledges that it is not purchasing the assets (including, without limitation, the performance records of each of the Axe Core Disciplines and Balanced, Small and Mid-Cap Value Disciplines) and rights or assuming the liabilities and obligations (except for the payment obligations pursuant to section 2.a. of the Follert Agreement) of the Company which do not relate to the Business and which are being sold, assigned and transferred to BONY and Lynn pursuant to the Transfer and Assumption Agreement and the Letter Agreement, respectively.

                                   ARTICLE III

                                   TERMINATION
                                   -----------

         Section 3.1 Termination. Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated:

                 (a) at any time on or prior to the Closing Date, by the mutual consent in writing of Buyer and Seller;

                 (b) at any time on or prior to the Closing Date, by either Buyer or Seller by written notice to the other, if (i) the other party has breached in any material respect any of its covenants or agreements contained herein and such breach cannot be or has not been cured within 30 days after the date on which written notice of such breach is given to such other party or (ii) any representation or warranty of such other party contained herein proves to be false in any material respect when made (or if such representation or warranty is already qualified by materiality or Material Adverse Effect, then false in any respect); provided, that the party seeking to terminate this Agreement shall not have materially breached any material covenants, agreements, representations or warranties hereunder and; provided, further, that neither Buyer nor Seller may terminate this Agreement pursuant to this Section 3.1(b) unless such breaches of covenants and/or false representations and warranties by the other party hereto, individually, or in the aggregate, constitute a Material Adverse Change; or

                 (c) by either Buyer or Seller by written notice to the other, if the Closing Date has not occurred on or prior to April 30, 2002; provided, however, that the party seeking termination pursuant to this clause (c) may not give such notice if the failure of the Closing to occur on or before such date is the result of its material breach of any of its material representations, warranties, covenants or agreements hereunder.

         Upon any such termination, neither Seller nor Buyer shall have any liability or obligation of any kind arising out of this Agreement, except (y) as provided in the next sentence and (z) for any liability resulting from such party's material breach of this Agreement prior to such termination. Notwithstanding the foregoing, the parties' obligations under Sections 4.2, 5.2 and 11.1 shall survive any termination of this Agreement.

                                   ARTICLE IV

                     CERTAIN ADDITIONAL AGREEMENTS OF SELLER
                     ---------------------------------------

         Section 4.1 Access to the Records and Employees. During the period from and including the date hereof to and including the Closing Date, Seller shall afford to Buyer and its authorized agents and representatives reasonable access (together with a right to copy) during normal business hours and upon reasonable notice to the Records, subject to any confidentiality provisions contained in Portfolio Servicing Agreements prohibiting disclosure, and the employees of the Company. At the request of Buyer, the Company agrees to use all commercially reasonable efforts to promptly secure the consent of each client required to disclose any Portfolio Servicing Agreement and information relating to such client and its account under such agreement to Buyer.

         Section 4.2 Confidentiality. (a) Subject to Sections 4.2(d) and 4.2(e), Seller will keep confidential the terms of this Agreement and the transactions contemplated hereby; provided, that Seller may disclose such information to the extent Seller's counsel advises it that disclosure is (i) required under any applicable Laws, (ii) made to any Governmental or Regulatory

Authority having jurisdiction over Seller or the Company or any Affiliated Person of Seller or the Company or (iii) required in an action between the parties or other litigation.

                 (b) After the Closing, none of Seller, any of its Affiliated Persons, agents, representatives or counsel will disclose or use any confidential information used or held for use in connection with the Business, except to the extent that any such confidential information (i) subsequently becomes public knowledge through no fault of Seller, (ii) is required, in the opinion of Seller's counsel, to be disclosed under applicable Laws, (iii) is disclosed to any Governmental or Regulatory Authority having jurisdiction over Seller or any Affiliated Person of Seller or (iv) is required to be disclosed in an action between the parties or other litigation.

                 (c) In the event that Seller believes that it is required to disclose any such information, it will, to the extent reasonably practicable, promptly notify Buyer prior to any such disclosure so that Buyer, at its own expense, may seek an appropriate protective order or otherwise limit the disclosure of any such information. Seller agrees to cooperate with Buyer in seeking such order or limitation.

                 (d) Notwithstanding anything contained in this Section 4.2 to the contrary, Seller and the Company may disclose to Clients the transactions contemplated hereby as may be reasonably necessary to obtain the Client Consents or to perform its obligations under the Portfolio Servicing Agreements.

                 (e) Notwithstanding anything contained in this Section 4.2 to the contrary, Seller may disclose the terms of this Agreement to a prospective purchaser of Seller or substantially all the assets of Seller (or its legal, financial or other advisers or agents), provided that such Person is a party to a written confidentiality agreement which imposes upon such Person a duty to maintain the confidentiality of the terms of this Agreement.

         Section 4.3 Consents and Approvals. (a) On and after the date hereof and prior to the Closing or termination of this Agreement, the Company shall use its commercially reasonable efforts to obtain a Client Consent from each Client.

                 (b) If, at the time of Closing, the Company has not received Client Consents from Clients such that the Client Percentage represents 80% or more, the Purchase Price to be paid at the Closing shall be reduced by the Purchase Price Reduction Amount determined in accordance with the following schedule:

Client Percentage:                         Purchase Price Reduction Amount:
-----------------                          -------------------------------
75% or more, but less than 80%             $150,000
70% or more, but less than 75%             $450,000
65% or more, but less than 70%             $650,000
60% or more, but less than 65%             $850,000
55% or more, but less than 60%             $1.25 million
less than 55%                              $1.75 million


                 (c) Seller and the Company shall use commercially reasonable efforts to assure that all necessary documents and instruments have been executed and delivered, and all necessary action has been taken, before the Closing Date (including obtaining all necessary Client Consents) for the Company to remain asset manager under each Portfolio Servicing Agreement.

         Section 4.4 Further Assurances. From and after the date hereof, Seller shall from time to time give such further assurances to and cooperate with Buyer and shall execute, acknowledge and deliver all such acknowledgments and other instruments and take such further action as may be necessary to effectuate the transactions contemplated by this Agreement, including delivering or causing to be delivered such further instruments as Buyer shall reasonably request.

         Section 4.5 Collections; Certain Payments. (a) From and after the Closing, Buyer and the Company shall have the right and authority to collect for its own account all Accounts Receivable and to endorse with the name of Seller or the Company, as applicable, any checks or drafts received with respect to any Accounts Receivable. Seller also agrees to pay to Buyer promptly upon receipt thereof, but in no event later than five (5) days after receipt, all amounts received by Seller or any Affiliated Person of Seller after the Closing that are properly payable to Buyer with respect to such Accounts Receivable and any Portfolio Servicing Agreement.

                 (b) If after the Closing Date there are any costs, fees or other payments or reimbursements attributable to (i) the Transfer and Assumption Agreement payable by the Company to BONY or any other Person (including, without limitation, any amounts payable or costs incurred by the Company under the indemnification provisions of the Transfer and Assumption Agreement), or (ii) the Letter Agreement payable by the Company to Lynn, Seller agrees to pay such amounts directly to BONY and Lynn, as the case may be, or, in the event the Company incurs such fees, costs or expenses, Seller shall pay such fees, costs or expenses to the Company pursuant to this Section 4.5(b) and Article IX. Buyer agrees that Seller shall have and may exercise all rights and obligations of the Company with respect to any claim for indemnification under the Transfer and Assumption Agreement; provided, that Seller may not enter into any settlement or other resolution of any indemnification claim which (i) does not provide solely for the payment of money by Seller, (ii) places any material restriction on the Company or Buyer without Buyer's prior written consent or (iii) places any immaterial restriction on Company or Buyer without Buyer's and the Company's prior written consent, which consent shall not be unreasonably withheld or delayed.

         Section 4.6 Regulatory and Other Approvals. Seller will (a) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable, to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities, Securities Regulatory Bodies or any other Person required of Seller to consummate the transactions contemplated hereby, (b) provide such other information and communications to such Governmental or Regulatory Authorities, Securities Regulatory Bodies or other Persons as such Governmental or Regulatory Authorities, Securities Regulatory Bodies or other Persons may reasonably request in connection therewith, and (c) provide reasonable cooperation to Buyer in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authorities, Securities Regulatory Bodies or other Persons required of Buyer to consummate the transactions contemplated hereby. Seller shall afford Buyer the right to review in advance, subject to any applicable Laws relating to the exchange of information, all written information submitted to any Governmental or Regulatory Authorities, Securities Regulatory Bodies or other Persons in connection with the transactions contemplated by this Agreement in connection with obtaining, making or giving any consent, approval, action, filing or notice pursuant to this Section 4.6. Seller will provide prompt notification to Buyer of any failure to receive, take or make, as applicable, any consent, approval, action, filing or notice referred to in clause (a) above and will advise Buyer of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority, Securities Regulatory Bodies or other Person regarding any of the transactions contemplated by this Agreement.

         Section 4.7 No Solicitation. Unless and until this Agreement is terminated in accordance with Article III hereof, and except with respect to the Transfer and Assumption Agreement and the Letter Agreement, Seller and the Company shall not, nor shall either of them authorize or permit any officer, director or employee of or any investment banker, attorney, accountant or other representative retained by either of them to, (i) solicit, initiate or encourage any Other Bid (as defined herein), (ii) enter into any agreement with respect to any Other Bid or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Other Bid. Seller shall promptly advise Buyer orally and in writing of any Other Bid or any inquiry with respect to or which could lead to any Other Bid and the identity of the person making any such Other Bid or inquiry. As used in this Section 4.7, "Other Bid" shall mean any proposal to acquire in any manner any of the assets of the Company or the Business or any of the Shares.

         Section 4.8 Conduct of Business. (a) Except as contemplated by this Agreement, between the date of this Agreement and the Closing Date, Seller shall, and shall cause the Company to, operate the Business only in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, Seller shall, and shall cause the Company to, use commercially reasonable efforts to (i) preserve intact the present business organization and reputation of the Business in all material respects, (ii) retain (subject to dismissals and retirements in the ordinary course of business and dismissals and retirements disclosed to Buyer) the services of the Executives and other key employees of the Business, and (iii) maintain the goodwill of the Clients and other Persons with whom the Company otherwise has business relationships in connection with the Business.

                 (b) Without limiting this Section 4.8 Seller shall not, and shall cause the Company not to, do any of the following in connection with the Company or the Business without the prior written consent of Buyer:

                         (i) amend the Company's certificate of incorporation or
by-laws;

                         (ii) effect any purchase, redemption, issuance, sale or
other acquisition, either directly or indirectly, of any shares of the capital stock of the Company or any reclassification, split or other change of any shares of capital stock of the Company, or grant or enter into any options, warrants, puts or calls or other rights to purchase, sell or convert any obligation into any of the shares of the capital stock of the Company;

                         (iii) grant to any executive officer or employee of the
Business any increase in compensation or benefits, except in the ordinary course of business and consistent with past practice or as may be required under existing agreements and except for any increases for which Seller shall be solely obligated;

                         (iv) with respect to the Business, incur or assume any
liabilities, obligations or indebtedness for borrowed money or guarantee any such liabilities, obligations or indebtedness, other than in the ordinary course of business and consistent with past practice and other than the amounts payable by the Company under section 2.a.(1) of the Fuller Agreement; provided, however, that in no event shall the Company incur or assume any long-term indebtedness for borrowed money;

                         (v) with respect to the Business, cancel any material
indebtedness (individually or in the aggregate) or waive any claims or rights of substantial value;

                         (vi) with respect to the Business, except for
intercompany transactions in the ordinary course of business and except for the Transfer and Assumption Agreement and the Letter Agreement, pay, loan or advance any amount to, or sell, transfer or lease any of its assets to, or enter into any agreement or arrangement with, Seller or any of its Affiliates; provided that the Company may pay dividends to Seller, subject to the representation set forth in Section 6.7(b);

                         (vii) with respect to the Business, make any change in
any method of accounting or accounting practice or policy other than those required by GAAP;

                         (viii) acquire by merging or consolidating with, or by
purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets (other than inventory and other than trading activities in the ordinary course of business) that are material, individually or in the aggregate, to the Business;

                         (ix) except with respect to the Transfer and Assumption
Agreement and the Letter Agreement, sell, lease, license or otherwise dispose of any of its assets, except assets sold in the ordinary course of business and consistent with past practice;

                         (x) enter into any lease of real property; or

                         (xi) authorize any of, or commit or agree to take,
whether in writing or otherwise, any of the foregoing actions.

         Section 4.9 Agreement Not To Solicit. (a) Seller and its successors, assigns and transferees (other than BONY and Lynn) shall not, and shall cause each of their Affiliated

Persons and employees not to, directly or indirectly, for a period of one (1) year from the Closing, (i) solicit or recruit any employees of the Business (other than general, non-targeted help wanted advertising and non-directed recruiting of potential employees through recruitment agencies) and (ii) encourage any Clients of the Business to leave the Business; provided, that this clause (ii) shall not preclude any acquiror of Seller or its businesses from making any sales or other presentation to any Person or otherwise restrict the business of any such acquiror of Seller or its businesses.

                 (b) Notwithstanding any other provision of this Agreement, it is understood and agreed that the remedy of indemnity payments pursuant to
Article IX and other remedies at law would be inadequate in the case of any breach of the covenants contained in Section 4.9(a). Buyer shall be entitled to seek equitable relief, including the remedy of specific performance, with respect to any breach or attempted breach of such covenants.

         Section 4.10 Use of Copyrights, Trademarks, Trade Names, Etc. Buyer shall have the right to use, keep and claim the name "Axe-Houghton Associates" and the like and any derivative thereof. Seller shall not sell, assign or otherwise transfer any rights to use, keep or claim the name "Axe-Houghton Associates" (or any derivative name using the phrase "Axe-Houghton") to any Person, including BONY or Lynn in connection with the transactions contemplated by the Transfer and Assumption Agreement and the Letter Agreement, except as and to the extent set forth in Section 5.3 of the Transfer and Assumption Agreement and except that Lynn shall be permitted to use such names regarding Lynn and his group's succession to the ownership of the Company's Balanced, Small and Mid-Cap Value Disciplines.

         Section 4.11 Payment of Accrued Bonus Compensation. Other than amounts payable to Robert Follert pursuant to section 2.a. of the Follert Agreement which shall be paid by the Company, Seller agrees to pay all sales commissions and bonus compensation (net of applicable withholding Taxes but including any Taxes imposed on the Company with respect to such bonus compensation) which has accrued as of the Closing Date and is payable to employees of the Company, including the Executives, pursuant to the terms of such employees' employment agreements, releases or otherwise. Notwithstanding the foregoing, all amounts payable by Seller to the Executives pursuant to this Section 4.11 shall be paid to Lowenstein Sandler PC and held in escrow with such amounts to be delivered to the Executives on the eighth (8th) day following the Closing Date (the "Delivery Date"); provided that, with respect to each Executive, no amounts shall be delivered to such Executive pursuant to this Section 4.11 unless the Resignation and Release and Closing Date Release of such Executive shall be in full force and effect on, and shall not have been revoked prior to, the Delivery Date.

         Section 4.12 License. Subject to the receipt by Seller of Seller's landlords' consent, Seller shall enter into a license or similar agreement with Buyer and the Company on the Closing Date pursuant to which the Company may use the office space comprising the Leased Property (as defined in Section 6.22) currently used by the Business until June 30, 2002, at the cost paid by Seller to such landlord therefor.

         Section 4.13 Limited Partnerships. Seller agrees to cause the A-H LPs (as defined in Section 6.15) to be liquidated and dissolved prior to the Closing Date.

                                    ARTICLE V

                     CERTAIN ADDITIONAL AGREEMENTS OF BUYER
                     --------------------------------------

         Section 5.1 Further Assurances. From and after the date hereof, Buyer from time to time shall give such further assurances to Seller and shall execute, acknowledge and deliver all such acknowledgments and other instruments and take such further action as may be necessary to effectuate the transactions contemplated by this Agreement, including delivering or causing to be delivered such further instruments as Seller shall reasonably request.

         Section 5.2 Confidentiality. (a) Subject to Section 5.2(d), Buyer will keep confidential the terms of this Agreement and the transactions contemplated hereby; provided, that Buyer may disclose such information to the extent Buyer's counsel advises it that disclosure is (i) required under any applicable Laws,
(ii) made to any Governmental or Regulatory Authority having jurisdiction over Buyer or any Affiliated Person of Buyer, or (iii) required in an action between the parties or other litigation.

                 (b) Until the Closing, and if for any reason this Agreement shall be terminated prior to the Closing, at all times after such termination, none of Buyer, any of its Affiliated Persons, agents, representatives or counsel will disclose or use any confidential information used or held for use in connection with the Company, except to the extent that any such confidential information (i) subsequently becomes public knowledge through no fault of Buyer,
(ii) was known to Buyer on a non-confidential basis prior to its disclosure by Seller, (iii) becomes available to Buyer on a non-confidential basis from a source other than Seller or the Company, provided that such source is not known to Buyer to be bound by an obligation of confidentiality to Seller or the Company, (iv) is required in the opinion of Buyer's counsel to be disclosed under applicable Laws, (v) is disclosed to any Governmental Regulatory Authority having jurisdiction over Buyer or any Affiliated Person of Buyer, or (vi) is required to be disclosed in an action between the parties or other litigation.

                 (c) In the event that Buyer believes that it is required to disclose any such information, it will, to the extent reasonably practicable, promptly notify Seller prior to any such disclosure so that Seller, at its own expense, may seek an appropriate protective order or otherwise limit the disclosure of any such information. Buyer agrees to cooperate with Seller in seeking such order or limitation.

                 (d) Notwithstanding anything contained in this Section 5.2 to the contrary, from the date hereof through the Closing Date, Buyer and Seller shall jointly communicate with Clients as may be reasonably necessary to obtain Client Consents. Prior to the Closing Date, Buyer shall not individually communicate with Clients without Seller's prior approval.

         Section 5.3 Use of Copyrights, Trademarks, Trade Names, Etc. Buyer shall not use, keep or claim the name "Hoenig Group" or the like or any derivative thereof; provided, that Buyer may use such name in statements regarding Buyer's purchase of the Company after the Closing Date.

         Section 5.4 Certain Payments. If after the Closing Date Buyer or the Company receives any amounts payable by (i) BONY to Seller that are attributable to the Transfer and Assumption Agreement, or (ii) Lynn to Seller that are attributable to the Letter Agreement, Buyer and the Company agree to promptly remit such payments to Seller, but in no event later than five (5) days after receipt.

         Section 5.5 Regulatory and Other Approvals. Buyer will (a) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable, to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities, Securities Regulatory Bodies or any other Person required of Buyer to consummate the transactions contemplated hereby, (b) provide such other information and communications to such Governmental or Regulatory Authorities, Securities Regulatory Bodies or other Persons as such Governmental or Regulatory Authorities, Securities Regulatory Bodies or other Persons may reasonably request in connection therewith, and (c) provide reasonable cooperation to Seller in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authorities, Securities Regulatory Bodies or other Persons required of Seller to consummate the transactions contemplated hereby. Buyer shall afford Seller the right to review in advance, subject to any applicable Laws relating to the exchange of information, all written information submitted to any Governmental or Regulatory Authorities, Securities Regulatory Bodies or other Persons in connection with the transactions contemplated by this Agreement in connection with obtaining, making or giving any consent, approval, action, filing or notice pursuant to this Section 5.5. Buyer will provide prompt notification to Seller of any failure to receive, take or make, as applicable, any consent, approval, action, filing or notice referred to in clause (a) above and will advise Seller of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority, Securities Regulatory Bodies or other Person regarding any of the transactions contemplated by this Agreement.

         Section 5.6 Client Consents. Buyer will (a) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable, to cooperate with Seller and the Company to obtain all Client Consents, and (b) promptly provide such information as may be reasonably requested by Seller, the Company or Clients in connection therewith.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------
                                    OF SELLER
                                    ---------

         Seller represents and warrants to Buyer as follows:

         Section 6.1 Organization. Each of Seller and the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has full corporate power and authority to conduct its businesses as and to the extent now conducted and to own, use and lease its assets and is duly qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its businesses requires it to be so qualified, except where the failure to so qualify would not have a Material Adverse Effect. The Company is not in violation of any of the provisions of its certificate of incorporation or by-laws in any material respect.

         Section 6.2 Authority. Each of Seller and the Company have all necessary corporate power and authority to execute and deliver, and to perform their obligations under, this Agreement and the Seller Documents. The execution, delivery and performance of this Agreement and the Seller Documents has been approved by all requisite corporate action on the part of Seller and the Company. Each of this Agreement and the Seller Documents constitutes a valid and binding obligation of Seller and the Company, respectively, enforceable against Seller and the Company in accordance with its terms, except insofar as enforcement may be limited by general principles of equity (whether applied in a court of law or a court of equity) and by bankruptcy, insolvency and similar laws affecting creditors' rights generally, and except that the Closing Date Releases are subject to revocation by the Executives as set forth therein.

         Section 6.3 Title to the Shares. Seller is, and immediately prior to the Closing, Seller will be, the record and beneficial owner of, and has and will have good and marketable title to, the Shares free and clear of all Encumbrances. The Shares owned by Seller have been duly authorized, validly issued, are fully paid and non-assessable and are free of any preemptive rights; there are no voting trusts or other agreements or understandings to which Seller is a party with respect to the voting of the Shares. The Shares are not subject to any restrictions on transferability other than those imposed by the Securities Act of 1933, as amended, and applicable state securities laws. There are no options, warrants, calls, commitments or rights of any character to purchase or otherwise acquire Shares from Seller or pursuant to which Seller may be obligated to sell, transfer or otherwise dispose of any of the Shares. At the Closing, Buyer will acquire good and marketable title to the Shares, free and clear of all Encumbrances.

         Section 6.4 Capital Structure. The authorized capital stock of the Company consists of 1,000 Shares and no shares of preferred stock. At the close of business on the date hereof, 1,000 Shares were outstanding, all of which are owned by Seller. The Company has no shares of capital stock reserved for issuance nor are there any options, warrants, calls, commitments or rights of any character outstanding requiring the Company to issue or sell any securities of the Company. All securities of the Company heretofore sold by the Company have been issued in compliance with all applicable federal and state securities laws.

         Section 6.5 No Violations. None of the execution, delivery or performance of this Agreement or the Seller Documents, or the consummation by Seller and the Company of the transactions contemplated hereby, will (a) violate, conflict with, result in a material breach of, constitute a material default under, or result in the acceleration or creation of any Encumbrance pursuant to, any agreement, indenture, mortgage or lease to which Seller or the Company is a party or by which Seller or the Company or their properties are bound (in each case, with or without notice or lapse of time or both), (b) violate any provision of the certificate of incorporation or by-laws of Seller or the Company or (c) violate any Law or rule or regulation of any Governmental or Regulatory Authority or Securities Regulatory Body binding upon Seller or the Company, except, with respect to clause (c), for violations which, individually or in the aggregate, would not, and are not reasonably likely to, result in a Material Adverse Effect.

         Section 6.6 Consents. No material consent, action, approval or authorization of, or registration, declaration or filing with, any Governmental or Regulatory Authority or Securities Regulatory Body having jurisdiction over Seller or the Company is required to be obtained by Seller or the Company to authorize the execution, delivery or performance of this Agreement by Seller or to consummate the transactions contemplated hereby. No third party consents are required to be obtained by Seller in order for Buyer to succeed Seller under any Portfolio Servicing Agreement, other than the Client Consents.

         Section 6.7 Financial Statements. (a) Prior to the execution of this Agreement, Seller delivered to Buyer a true and complete copy of the Financial Statements. The Financial Statements have been prepared in accordance with GAAP consistently applied (except in each case as described in the notes thereto) and fairly present (subject in the case of unaudited Financial Statements to normal, recurring year-end audit adjustments) the financial condition and results of operations of the Company as of the dates thereof and for the periods indicated.

                 (b) At the Closing Date, the Tangible Net Worth of the Company shall not be less than zero (0).

         Section 6.8 Accounts Receivable. All the Accounts Receivable (a) represent actual indebtedness incurred by the applicable account debtors and (b) have arisen from bona fide transactions in the ordinary course of the Business. All the Accounts Receivable set forth on the Closing Statement are good and collectible receivables, at the aggregate Net Book Value thereof set forth on the Closing Statement, and will be collected up to at least the Net Book Value thereof in accordance with the terms of such receivables, without setoff or counterclaims. Since the date of the Balance Sheet, there have not been any write-offs as uncollectible of any receivables, except for write-offs in the ordinary course of the Business and consistent with past practice.

         Section 6.9 Assets Under Management. The aggregate amount of assets under management by the Business as of December 31, 2001, 2000 and 1999, and, subject to any confidentiality provisions contained in Portfolio Servicing Agreements preventing such disclosure, the name of the Client and amount of assets under management by the Business for each Client for which the Business managed more than $5 million as of December 31, 2001, 2000 and 1999 are accurately set forth on Section 6.9 of the Disclosure Schedules. There are no agreements or understandings pursuant to which the Company or any of its employees has capped, waived or reimbursed or will under any circumstances cap, waive or reimburse any or all fees, profit allocations or charges payable by or allocable from any of such Clients or any investors in such Client (other than "most-favored-nation" clauses with respect to fees).

         Section 6.10 Absence of Changes. Except for the execution and delivery of this Agreement, the Transfer and Assumption Agreement and the Letter Agreement and the transactions to take place pursuant hereto or thereto on or prior to the Closing Date, since January 1, 2001, the Company has conducted the Business in the ordinary course, consistent with past practice, and there has not been any Material Adverse Change, or any event, circumstance or condition which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Without limiting the foregoing, except as disclosed on Section 6.10 of the Disclosure Schedules, there has not occurred, between January 1, 2001, and the date hereof, any of the following:

                 (a) except in the ordinary course of business, any increase in the salary, wages or other compensation of any employee of the Business;

                 (b) except in the ordinary course of business, any (i) increase in the compensation or fringe benefits of any former employee of the Business,
(ii) grant of any severance or termination pay to any present or former employee of the Business, (iii) loan or advance of money or other property by the Company to any of the present or former employees of the Business or (iv) establishment, adoption, entrance into, material amendment or termination of any Benefit Plan (as defined below) providing benefits to employees of the Business;

                 (c) any material physical damage, destruction or other casualty loss of any material assets of the Business;

                 (d) any change in (i) any accounting, financial reporting, credit, or Tax practice or policy of the Business or (ii) any method of calculating any bad debt, contingency or other reserve of the Business for accounting, financial reporting or Tax purposes;

                 (e) any (i) acquisition or disposition of any assets of the Company, other than as otherwise contemplated hereby or by the Transfer and Assumption Agreement or the Letter Agreement or in the ordinary course of business consistent with past practice or (ii) creation or incurrence of an Encumbrance, other than a Permitted Encumbrance, on any assets of the Company;

                 (f) any material transaction by the Company with any officer, manager, director or Affiliate of Seller or the Company other than in the ordinary course of business or as contemplated by the Transfer and Assumption Agreement or the Letter Agreement; or

                 (g) any entering into of a contract or agreement to do or engage in any of the foregoing after the date hereof other than in the ordinary course of business or as contemplated by the Transfer and Assumption Agreement or the Letter Agreement.

         Section 6.11 No Finders' Fees. There are no claims for brokerage commissions or finders' fees in connection with the transactions contemplated hereby resulting from any action taken by Seller or the Company or their officers, directors, agents or representatives except for fees payable to Lazard Freres & Co. LLC, which shall be paid by Seller pursuant to a separate agreement between Seller and Lazard Freres & Co. LLC.

         Section 6.12 Legal Proceedings. The Company is not a party to and there are no legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature (including, without limitation, by any Governmental or Regulatory Authority or any Securities Regulatory Body) pending or, to the knowledge of Seller, threatened against the Company or Seller which would reasonably be expected to have a Material Adverse Effect on the Company, that challenge the validity or legality of this Agreement, the Seller Documents or the transactions contemplated hereby or thereby or which seek to prevent the consummation of such transactions or would adversely affect Seller's or the Company's ability to perform its obligations under this Agreement or the Seller Documents in any material respect.

         Section 6.13 Contracts. (a) Section 6.13 of the Disclosure Schedules (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following written agreements, contracts or instruments (true and complete copies of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered to Buyer prior to the execution of this Agreement) to which the Company is a party or by which the Company is bound and, in each case, under which the Company will remain bound after the Closing (the "Contracts"):

                 (i) all Contracts providing for a commitment of employment or consultation services for a specified or unspecified term to, or otherwise relating to, employment or the termination of employment of, any employee;

                 (ii) all Portfolio Servicing Agreements (excluding, in the case of any Portfolio Servicing Agreement which contains confidentiality provisions preventing disclosure, the name and any other information which may not be disclosed pursuant thereto and which will be provided upon receipt of the consent of such client to such disclosure, and excluding, on the Closing Date, any such Portfolio Servicing Agreement for which a Client Consent is not received or which otherwise is terminated);

                 (iii) any Contract for the purchase of materials, supplies, services, equipment or other assets, other than those that are for amounts not to exceed $50,000 individually;

                 (iv) any Contract of the Company as borrower relating to indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset);

                 (v) any Contract that limits the freedom of the Company to compete in any line of business or with any Person or in any area or to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any asset and which would so limit the freedom of Buyer after the Closing Date;

                 (vi) any Contract between the Company and clearing brokers and custodians;

                 (vii) all capitalized leases, pledges, conditional sale or title retention agreements;

                 (viii) all agreements relating to the consignment or lease of personal property (whether the Company is lessee, sublessee, lessor or sublessor), other than such agreements that provide for annual payments of less than $50,000;

                 (ix) all license, royalty or other agreements relating to the Proprietary Rights; and

                 (x) any agreement other than those covered by clauses (i) through (ix) above involving payment or receipt of more than $50,000 in the aggregate over the twelve month period from and after the Closing Date, and any agreements between the Company and Seller which will survive the Closing.

                 (b) Each Contract (except, on the Closing Date, for any Portfolio Servicing Agreement for which a Client Consent is not received or which is otherwise terminated) is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of the Company and, to the knowledge of Seller, of each other party thereto; and neither the Company nor, to the knowledge of Seller, any other party to such Contract is in material violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in material violation or breach of or default under any such Contract).

                 (c) The Company (except, on the Closing Date, for any Portfolio Servicing Agreement for which a Client Consent is not received or which is otherwise terminated) is in material compliance with all requirements and obligations applicable to it under the Portfolio Servicing Agreements and in material compliance under all Laws applicable to the performance of its obligations under and pursuant to the Portfolio Servicing Agreements.

         Section 6.14 Ineligible Persons. None of the Company or any "person associated with an investment adviser" (as defined in the Advisers Act) of the Company is ineligible pursuant to Section 203(e) of the Advisers Act to serve as a registered investment adviser or as an associated person of a registered investment adviser.

         Section 6.15 No Subsidiaries. The Company does not hold any direct or indirect interest in any corporation, joint venture, partnership, association or other entity, foreign or domestic, other than (i) the Axe-Houghton Partners for Growth, L.P. ("A-H Growth LP"), all of the general partnership interests of which are held by the Company and which will be liquidated prior to the Closing Date, and (ii) the Axe-Houghton Partners for Value, L.P. (together with A-H Growth LP, the "A-H LPs,") which will be liquidated prior to the Closing Date in accordance with the Letter Agreement.

         Section 6.16 Tax Matters. Except as set forth on Section 6.16 of the Disclosure Schedules:

                 (a) The Company has filed all material Tax Returns required to be filed by it and has paid (or had paid on its behalf), or has set up an adequate reserve on the Balance Sheet for the payment of, all Taxes required to be paid (whether or not shown to be due on such tax returns). All such Tax Returns are true, correct and complete in all material respects.

                 (b) No deficiencies for any Taxes or adjustments for any amount of Tax have been proposed, asserted or assessed against the Company, and no audit, administrative, judicial or other proceeding with respect to Taxes due from the Company is pending or being conducted and the Company has not received notice of any intention to open such a proceeding.

                 (c) Proper and accurate amounts have been withheld, collected or deposited by the Company from its employees, independent contractors, creditors, stockholders or other third parties in compliance with the Tax withholding provisions of applicable Federal, state and local laws and have been paid over to the appropriate taxing authorities.

                 (d) There are no material Tax liens upon any property or assets of the Company except liens for Taxes not yet due and payable.

                 (e) The Company has not filed a consent under Section 341(f) of the Code concerning collapsible corporations. The Company has not been and will not be required to include in income any adjustment pursuant to Section 481 of the Code (or any similar provision of state, local or foreign Tax law) by reason of a voluntary change in accounting method initiated by the Company for a taxable period ending on or before the Closing Date, and the IRS has not initiated or proposed any such adjustment or change in accounting method.

                 (f) The Company has no liability for any Taxes of any predecessor for any Tax periods prior to its formation.

                 (g) The Company (A) has not been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Seller) since 1993 and (B) has no liability for the Taxes of any person (other than the Company) including, but not limited to under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) and as a transferee or successor.

                 (h) The Company is not a party to, is not bound by and has no obligation under, any Tax sharing agreement or similar contract or arrangement or any agreement that obligates it to make any payment computed by reference to the Taxes, taxable income or taxable losses of any other person.

                 (i) The Company has collected all material sales and uses Taxes required to be collected and has remitted, or will remit on a timely basis, such amounts to the appropriate governmental authorities, or has furnished properly completed exemption certificates and has maintained all material records and supporting documents in the manner required by all applicable sales and uses Tax statutes and regulations for all periods for which the statute of limitations has not expired.

                 (j) No closing agreement pursuant to Section 7121 of the Code (or any similar provision of state, local or foreign law) has been entered into by or with respect to the Company.

                 (k) No claim has ever been made by an authority in any jurisdiction where the Company does not file a Tax Return that it is or may be subject to taxation by that jurisdiction. The Company has not received any nexus study from any jurisdiction.

                 (l) Seller has made available to Buyer correct and complete copies of all pro forma federal income Tax Returns and examination reports of the Company and statements of deficiencies assessed against or agreed to by the Company filed or received since December 31, 1998, and Seller has listed on
Section 6.16 of the Disclosure Schedules all income Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 1998.

                 (m) The Company has not waived any statute of limitations in respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency which remains open or with respect to any Tax Return which has not since been filed.

                 (n) The Company is not a party to any agreement, contract, arrangement or plan that has resulted or could result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code (or any corresponding provision of state, local or foreign Tax law). The Company has not been a United States real property holding company within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

                 (o) The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) installment sale or open transaction disposition made on or before Closing Date or (ii) prepaid amount received on or before the Closing Date. Seller covenants and agrees to elect out of installment sale treatment with respect to the Letter Agreement.

                 (p) The affiliated or combined group of which the Company is a member (each an "Affiliated Group") has filed all federal and state income Tax Returns that it was required to file for each taxable period during which the Company was a member of the Affiliated Group. All such Tax Returns were true, correct and complete in all material respects. All federal and state income Taxes owed by the Affiliated Group (whether or not shown on any Tax Return) have been paid for each taxable period during which the Company was a member of the Affiliated Group.

                 (q) There is no dispute or claim concerning any material income Tax liability of the Affiliated Group for any taxable period during which the Company was a member of the group either (i) claimed or raised by any authority in writing or (ii) as to which Seller or the directors or officers (or employees responsible for Tax matters) of Seller has knowledge based on personal contact with any agent of any such authority. The Affiliated Group has not waived any statute of limitations in respect of any income Taxes or agreed to any extension of time with respect to an income Tax assessment or deficiency for any taxable period during which the Company was a member of the group.

         Section 6.17 Employee Benefit Plans. (a) Section 6.17(a) of the Disclosure Schedules contains a true and complete list of each "welfare" plan, fund or program (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); each "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); and each stock purchase, stock option, severance, employment, change in control, bonus, incentive, deferred compensation, hospitalization or other medical, life or other insurance, supplemental unemployment benefit, pension or retirement plan and each other material employee benefit or fringe benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored or maintained by Seller or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with Seller would be deemed a "single employer" within the meaning of

Section 4001(b) of ERISA, or to which Seller or an ERISA Affiliate is party (the "Benefit Plans"), for the benefit of any employee or former employee of the Company (the "Company Benefit Plans"). No Benefit Plan is sponsored or maintained by the Company.

                 (b) With respect to each Company Benefit Plan, the Company has heretofore delivered or made available to Buyer true and complete copies of (i) each Company Benefit Plan (and related trust agreements and other funding arrangements, if any, and adoption agreements, if any), (ii) any amendments to the Company Benefit Plans, (iii) a description of the material features of any Company Benefit Plan that is not in writing, (iv) summary plan descriptions and summaries of material modifications as defined under ERISA, (v) the most recent determination letter for each Company Benefit Plan intended to be qualified under Section 401(a) of the Code and any opinion letter issued by the Department of Labor with respect to each Company Benefit Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA).

                 (c) No Company Benefit Plan is a multiemployer plan (as such term is defined in Section 4001(a)(3) of ERISA), and neither the Seller nor any ERISA Affiliate contributes to or is required to contribute to a plan that is subject to Title IV of ERISA or Section 412 of the Code. No liability under Title IV or Section 302 of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any such liability, other than liability for premiums due the Pension Benefit Guaranty Corporation (which premiums have been paid when due). Insofar as the representation made in this Section 6.17(c) applies to Sections 4064, 4069 or 4204 of Title IV of ERISA, it is made with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which the Company or any ERISA Affiliate made, or was required to make, contributions during the five (5)-year period ending on the last day of the most recent plan year that ended prior to the Closing Date.

                 (d) Each Company Benefit Plan intended to be "qualified" within the meaning of Section 401(a) of the Code and to be exempt from tax under
Section 501(a) of the Code has received a determination letter from the Internal Revenue Service stating that it is so qualified and no circumstances have occurred that would adversely affect the tax-qualified status of any such Company Benefit Plan.

                 (e) Seller, each of its subsidiaries, if any, and each ERISA Affiliate has performed and complied in all material respects with all of their respective obligations under or with respect to the Company Benefit Plans, and each Company Benefit Plan is being administered and operated (and has during the six years immediately preceding the Closing Date been administered and operated) in material compliance with its terms, the requirements of ERISA, the Code (where applicable) and other applicable laws, rules and regulations.

                 (f) There has been no non-exempt prohibited transaction (within the meaning of Section 4975 of the Code, or Part 4 of Subtitle B of Title I of ERISA) with respect to any Company Benefit Plan which would have a Material Adverse Effect on the Company.

                 (g) There are no pending, or to Seller's knowledge, threatened suits, actions, disputes, arbitration, claims or legal, administrative or other proceedings or governmental investigations by or on behalf of the Company Benefit Plans or by any employee or beneficiary covered under the Company Benefit Plans which allege a breach of fiduciary duties or violations of other applicable state or federal law which could result in liability on the part of the Company or any Company Benefit Plan under ERISA, the Code, or any other law.

                 (h) The Company Benefit Plans that are group health plans, as defined for the purpose of COBRA, and all regulations thereunder, have materially complied with the requirement of COBRA (Section 4980B of the Code) to provide health care continuation coverage to qualified beneficiaries who have elected, or my elect to have, such coverage.

                 (i) Except as specified on Section 6.17(i) of the Disclosure Schedules no Company Benefit Plan provides any health, life or other welfare coverage to employees of the Company or any of its subsidiaries, by reason of retirement or otherwise, other than coverage as may be required under Section 4980B of the Code or Part 6 of Title I of ERISA or under the continuation of coverage provisions of the laws of any state or locality.

                 (j) No Company Benefit Plan exists that could reasonably be expected to result in the payment to any present or former employee of the Company of any money or other property or accelerate or provide any other rights or benefits to any present or former employee of the Company as a result of the transactions contemplated by this Agreement.

                 (k) Except as set forth on Section 6.17(k) of the Disclosure Schedules, neither the Seller nor any ERISA Affiliate has any commitment, whether formal or informal and whether legally binding or not, to create or amend any Company Benefit Plan.

         Section 6.18 Labor Matters. The Company is in material compliance with all applicable Laws relating to employment, discrimination in employment, terms and conditions of employment, wages, hours, occupational safety and health and employment practices. There is no unfair labor practice or labor arbitration proceeding pending with respect to any employee, or, to the knowledge of Seller, threatened. The Company is not and has never been a party to any collective bargaining agreement or other similar labor contract. There is not presently pending, and to the knowledge of Seller, there is not threatened, any strike, slowdown, picketing, work stoppage, labor arbitration, or labor organizing activity against the Company. Except as set forth on Section 6.18 of the Disclosure Schedules, the Company has not entered into any agreement, arrangement or understanding restricting its ability to terminate the employment of any of its employees at any time, for any lawful purpose or no reason, without penalty or liability.

         Section 6.19 Compliance with Laws. The Company and each employee of the Company who services the Portfolio Servicing Agreements or manages the Business holds, and has at all pertinent times held, all licenses, permits or other similar authorizations necessary for the lawful performance by the Company of its obligations under the Portfolio Servicing Agreements. All such all licenses, permits or other similar authorizations are valid and in good standing and are not subject to any proceeding for the suspension, modification or revocation thereof or proceedings related thereto.

         Section 6.20 Regulatory Matters. (a) With respect to the Business, the Company has made available to Buyer true and correct copies of the following documents: (i) current Form

ADV and all amendments thereto since the current Form ADV was filed; (ii) all state ADV filings; (iii) all written policies and procedures regarding compliance and (iv) correspondence to or from any Securities Regulatory Body regarding regulatory examinations of the Company conducted during the past three
(3) years.

                 (b) Except for normal examinations conducted by any Governmental or Regulatory Authority or Securities Regulatory Body in the ordinary course of the business of the Company, no Governmental or Regulatory Authority or Securities Regulatory Body has initiated any proceeding or, to the knowledge of Seller, threatened any investigation into the business or operations of the Company or any of its members, employees, registered representatives, investment adviser representatives or associated persons. To the knowledge of Seller, there is no unresolved violation by the Company with respect to such examination of the Company or any of its members, employees, registered representatives, investment adviser representatives or associated persons. No examination conducted during the prior three (3) years has resulted in an enforcement proceeding or other action in which the Company became subject or consented to a censure, suspension or bar, or was required to pay a fine in excess of five thousand dollars ($5,000).

                 (c) The Company has at all times during the prior three (3) years rendered investment advisory services to its investment advisory clients in a manner which complies in all material respects with the terms of any applicable investment advisory agreements and applicable Laws.

                 (d) The Company has no customers or clients except those domiciled in countries, states or political subdivisions thereof where the Company is duly licensed and registered with the applicable Governmental or Regulatory Authority unless otherwise permitted to conduct business in such country, state or political subdivision.

                 (e) Subject to any confidentiality provisions contained in Portfolio Servicing Agreements prohibiting disclosure of any Client name,
Section 6.20 of the Disclosure Schedules lists all Clients subject to ERISA. The account of Clients subject to ERISA have been managed in compliance in all material respects with the applicable requirements of ERISA and other all applicable Laws.

                 (f) Except for those set forth on Section 6.20 of the Disclosure Schedules, for the three (3) year period prior to the date of this Agreement, the Company has not received any written customer complaints in connection with its business.

                 (g) With respect to the Business, Section 6.20 of the Disclosure Schedules sets forth all orders, settlement agreements or decrees issued by any Governmental or Regulatory Authority or Securities Regulatory Body currently in effect regarding the Company or any of its members, employees, registered representatives, investment adviser representatives and associated persons.

                 (h) The Company does not maintain custody of Client funds or securities.

                 (i) The Company does not serve as an advisor or subadvisor, to any company registered under the Investment Company Act of 1940 (the "Company Act") nor does the

Company sponsor, manage or serve as a general partner of any collective investment vehicle (other than the A-H LPs), whether or not required to be registered under the Company Act.

         Section 6.21 Personal Property. The Company has good and valid title to or a valid leasehold interest in all the material assets used in the Business, in each case free and clear of all Encumbrances, except (i) mechanics', carriers', workmen's, repairmen's or other like Encumbrances arising or incurred in the ordinary course of business, and liens for Taxes that are not due and payable or that may thereafter be paid without penalty, and (ii) other imperfections of title or encumbrances, if any, that do not, individually or in the aggregate, materially impair the continued use and operation of the assets to which they relate in the conduct of the Business as presently conducted (the Encumbrances described in clauses (i) and (ii) above are referred to collectively as "Permitted Encumbrances").

         Section 6.22 Real Property. The Company does not own and has not owned any real property. Section 6.22 of the Disclosure Schedules sets forth a complete list of all real property and interests in real property leased by the Company used primarily in the operation or conduct of the Business (individually, a "Leased Property").

         Section 6.23 Proprietary Rights. (a) The Company owns, or has the legal right and/or license to use, all material patents, patent applications, trademarks, trademark applications, trade names, service marks, service mark applications, URL addresses, URL address registration applications, copyrights, technology, know-how, software (other than off-the-shelf, "shrink-wrap" license software) and processes necessary to conduct the Business as currently conducted (the "Proprietary Rights"), all of which are set forth on Section 6.23 of the Disclosure Schedules, and no licenses or other rights to use the same have been granted to any Person. To the extent that any co-owner of Proprietary Rights has not assigned all its right, title and interest in and to such Proprietary Rights to the Company, or exclusively licensed the same to the Company, the Company has agreed not to use such Proprietary Rights or to transfer or license such Proprietary Rights to any Person. Section 6.23 of the Disclosure Schedules contains a list of all assignments of Proprietary Rights assigned to the Company including, without limitation, all patents, patent rights and patent applications used by the Company.

                 (b) No claim by any third party contesting the validity, enforceability, use or ownership of any Proprietary Right has been made or is currently pending, or, to Seller's knowledge, is threatened. The Company has not received any notice of any infringement or misappropriation by, or conflict with, any third party with respect to any of the Proprietary Rights. To the knowledge of Seller, the Company has not infringed, misappropriated or otherwise conflicted with any rights of any third parties, nor is it aware of any infringement, misappropriation or conflict which will occur as a result of the continued operation of the Business as now conducted.

         Section 6.24 Books and Records. The stock records of the Company fairly and accurately reflect the record ownership of all of the outstanding Shares. The other books and records of the Business, including financial records and books of account, are complete and accurate in all material respects and have been maintained in accordance with the Advisers Act, to the extent applicable. Except as set forth on Schedule 6.24 of Disclosure Schedules, the records of the meetings of, or actions taken without a meeting by, the shareholders of the

Company, and the board of directors of the Company or any committee thereof for which minutes have been prepared are complete and accurate in all material respects.

                                   ARTICLE VII

                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

         Buyer represents and warrants to Seller as follows:

         Section 7.1 Organization. Buyer is duly organized and validly existing and in good standing under the laws of the state in which it is organized and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and is duly qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except where the failure to so qualify would not have a Material Adverse Effect. Buyer is not in violation of any of the provisions of its certificate of incorporation or by-laws in any material respect.

         Section 7.2 Authority. Buyer has the corporate power and authority to
(i) enter into and perform this Agreement and to consummate the transactions contemplated hereby and (ii) own and conduct an asset management business. The execution, delivery and performance of this Agreement has been approved by all requisite corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and the Person who executed this Agreement on behalf of Buyer has been duly authorized to do so. This Agreement constitutes a valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms except insofar as enforcement may be limited by general principles of equity (whether applied in a court of law or a court of equity) and by bankruptcy, insolvency and similar laws affecting creditors' rights generally.

         Section 7.3 No Violations. None of the execution, delivery or performance of this Agreement, or the consummation by Buyer of the transactions contemplated thereby, will (a) violate, conflict with, result in a material breach of, constitute a default under, or result in the acceleration or creation of any Encumbrance pursuant to any agreement, indenture, mortgage or lease to which Buyer is a party or by which Buyer or its properties are bound (in each case, with or without notice or lapse of time or both), (b) violate any provision of the organization certificate or by-laws of Buyer or (c) violate any Law or rule or regulation of any Governmental or Regulatory Authority or Securities Regulatory Body binding upon Buyer, except, with respect to clauses
(a) and (c), for violations, conflicts, breaches or accelerations which, individually or in the aggregate, would not, and are not reasonably likely to, result in a material adverse effect on the ability of Buyer to perform its obligations under this Agreement.

         Section 7.4 Consents. No material consent, action, approval or authorization of, or registration, declaration or filing with any Governmental or Regulatory Authority or Securities Regulatory Body having jurisdiction over Buyer is required to be obtained by Buyer to authorize the execution, delivery or performance of this Agreement by Buyer or to consummate the transactions contemplated hereby. No third party consents are required to be obtained by Buyer in order for Buyer to succeed Seller under any Portfolio Servicing Agreement, other than the Client Consents.

         Section 7.5 No Finders' Fees. There are no claims for brokerage commissions or finders' fees in connection with the transactions contemplated hereby resulting from any action taken by Buyer or its officers, directors, agents or representatives, except for those payable to Alan Resnick, whose fees shall be paid by Buyer or its Affiliated Persons.

         Section 7.6 Compliance. Buyer and each employee of Buyer who will be servicing the Portfolio Servicing Agreements or managing the Business holds, and has at all pertinent times held, all licenses, permits or other similar authorizations necessary for the lawful performance by the Company of its obligations under the Portfolio Servicing Agreements. All such all licenses, permits or other similar authorizations are valid and in good standing and are not subject to any proceeding for the suspension, modification or revocation thereof or proceedings related thereto.

         Section 7.7 Ineligible Persons. None of Buyer or any "person associated with an investment adviser" (as defined in the Advisers Act) of Buyer is ineligible pursuant to Section 203(e) of the Advisers Act to serve as a registered investment adviser or as an associated person of a registered investment adviser.

         Section 7.8 Legal Proceedings. Buyer is not a party to and there are no legal, administrative, arbitral or other proceedings, claims, actions, or governmental or regulatory investigations or any nature (including, without limitation, by any Governmental or Regulatory Authority or Securities Regulatory
Body) pending or, to the knowledge of Buyer, threatened against Buyer that challenges the validity or legality of this Agreement or the transactions contemplated hereby or which seeks to prevent the consummation of such transactions or would adversely effect Buyer's ability to perform under this Agreement or the Company's ability to perform under the Portfolio Servicing Agreements in any material respect.

         Section 7.9 Availability of Funds. At the Closing, Buyer will have sufficient immediately available funds, in cash, to pay the Purchase Price and to pay any other amounts payable pursuant to this Agreement and to effect the transactions contemplated hereby.

                                  ARTICLE VIII

                                   TAX MATTERS
                                   -----------

         Section 8.1 Tax Treatment. Seller and Buyer hereby agree that an election under Section 338 of the Code (or any similar provision of the law of any state or other taxing jurisdiction) will not be made with respect to the Company in connection with the transactions contemplated by this Agreement and for all Tax Returns and other applicable filings, Seller and Buyer will report the stock purchase contemplated by this Agreement as a purchase and sale, respectively, of the stock of the Company.

         Section 8.2 Tax Indemnification. (a) Except as provided in Section 8.7, Seller shall be responsible for, and shall indemnify and hold Buyer and the Company harmless against any liability for Taxes imposed on the Company for any taxable period ending on or before the Closing Date, and for the portion of any Straddle Period (as defined below) ending on the Closing Date (a "Pre-Closing Tax Period"), any Taxes imposed on any member of any affiliated group with which the Company files or has filed a Tax Return on a consolidated or combined basis for any taxable period of such affiliated group that includes the Closing Date or any date preceding the Closing Date; and any Taxes imposed on Buyer or the Company as a result of any material breach of warranty or misrepresentation under Section
6.16 (the "Pre-Closing Taxes") and, in either case, any liability, loss, cost or expense, including reasonable attorneys' fees, related thereto. Except as provided in Section 8.7, Buyer shall be responsible for, and shall hold Seller harmless against, any Taxes imposed on the Company for all taxable periods ending after the Closing Date (except with respect to a Straddle Period, in which case Buyer's indemnity will cover only that portion of any Taxes that do not relate to a Pre-Closing Tax Period), and any liability for Taxes attributable to a breach by Buyer of its obligations solely under this Article VIII (the "Post-Closing Taxes") and any liability, loss, cost or expense, including reasonable attorneys' fees, related thereto.

                 (b) In the case of any taxable period that includes but does not end on the Closing Date (a "Straddle Period"), Taxes of the Company for the Straddle Period shall be computed as if the Company had not been included in a consolidated, combined or unitary Tax Return with Seller or any other corporation, but rather, as if the Company had filed a separate Tax Return to the extent that filing in such manner would have been allowed by the applicable taxing authority if Seller had not owned any of the stock of the Company or, to the extent that filing in such manner would not have been allowed by the applicable taxing authority, on an entity-by-entity basis, and otherwise consistent with past practice and shall be allocated to the Pre-Closing Tax Period using an interim-closing-of-the-books method assuming that such taxable period ended at the close of the Closing Date, except that (A) exemptions, allowances or deductions that are allowed on an annual basis shall be apportioned on a per-diem basis and (B) real property, personal property, intangibles and other similar taxes shall be allocated in accordance with the principles of Section 164(d) of the Code.

                 (c) Notwithstanding anything in this Agreement to the contrary, Seller shall have no liability under this Agreement in respect of Taxes of the Company which are attributable to any action of Buyer or any of its affiliates (including, without limitation, the Company) that occurs after the Closing on the Closing Date.

                 (d) To the extent that an indemnification obligation of one party pursuant to Section 8.2 may overlap with another indemnification obligation of such party pursuant to this Section 8.2, the party entitled to such indemnification shall be limited to only one of such indemnification payments.

                 (e) Whenever in accordance with this Article VIII Buyer shall be required to pay Seller an amount in respect of Post-Closing Taxes or Seller shall be required to pay Buyer an amount in respect of Pre-Closing Taxes, such payments shall be made the later of 10 days after requested or 10 days before the requesting party is required to pay the related Tax liability.

         Section 8.3 Procedures Relating to Tax Indemnification. (a) If a claim for Taxes, including, without limitation, notice of a pending audit, shall be made by any taxing authority in writing (a "Tax Claim"), which, if successful, might result in an indemnity payment pursuant to Section 8.2 hereof, the party seeking indemnification (the "Tax Indemnified Party") shall notify the other party (the "Tax Indemnifying Party") in writing of the Tax Claim within fifteen business days of receipt of such Tax Claim. If notice of a Tax Claim (a "Tax Notice") is not given to the Tax Indemnifying Party within such period or in detail sufficient to apprise the Tax Indemnifying Party of the nature of the Tax Claim, the Tax Indemnifying Party shall not be liable to the Tax Indemnified Party to the extent that the Tax Indemnifying Party's position would be prejudiced as a result thereof.

                 (b) With respect to any Tax Claim which might result in an indemnity payment to a Buyer Tax Indemnified Party pursuant to Section 8.2 hereof (other than a Tax Claim for a Straddle Period which is allocated between Seller and Buyer pursuant to Section 8.2(b) hereof or any other proceeding involving Taxes for which Buyer has an indemnification obligation pursuant to
Section 8.2), Seller shall control all proceedings taken in connection with such Tax Claim (including, without limitation, selection of counsel) and, without limiting the foregoing, may in its sole discretion and at its sole expense pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any Tax authority with respect thereto, and may, in its sole discretion, either pay the Tax Claim and sue for a refund where applicable law permits such refund suits or contest such Tax Claim in any permissible manner. In no case shall any of the Buyer Tax Indemnified Parties settle or otherwise compromise any Tax Claim referred to in the preceding sentence without Seller's prior written consent. Seller shall keep Buyer informed in respect of all material aspects of such Tax Claims and Buyer may also participate in such proceedings at its own expense. If Seller determines that it will not contest such a Tax Claim, Seller shall so notify Buyer in timely fashion and expressly affirm its obligation to indemnify Buyer in respect of such Tax Claim. Failing such notification, Buyer shall be entitled, but shall not be required, to take actions that it reasonably deems appropriate to protect its interests. Buyer, the Company, their affiliates and any successors thereto shall reasonably cooperate with Seller in contesting such Tax Claim, which cooperation shall include, without limitation, the retention for the period described in Section 8.4(c) and (upon Seller's request) providing reasonable access to Seller and its representatives of records and information for Pre-Closing Tax Periods and Straddle Periods which are relevant to such Tax Claim and making employees available at reasonable times and without undue interference with the employer's business operations to provide additional information or explanation of any material provided hereunder or to testify at proceedings relating to such Tax Claim. Seller and Buyer shall jointly control the resolution of any Tax Claim relating to a Straddle Period the liability of which is allocated between Seller and Buyer pursuant to Section 8.2(b) hereof, and, to the extent that the parties cannot agree on the resolution of any such Tax Claim, such disagreement shall be resolved pursuant to the Tax Dispute Resolution Mechanism.

         Section 8.4 Tax Returns. (a) Seller shall prepare or cause to be prepared and timely file or cause to be timely filed all required Tax Returns relating to the Company for any taxable period which ends on or before the Closing Date. Seller shall include the income of Company (including any deferred items triggered into income by Treasury Regulation ss.1.1502-13 and any excess loss account taken into income under Treasury Regulation ss.1.1502-19) on Seller's consolidated Tax Returns for all taxable periods including the Closing Date and pay any income Taxes attributable to such income. All such Tax Returns shall be prepared and filed in a manner consistent with prior practice, except as required by a change in applicable law. Buyer shall prepare or cause to be prepared and timely file or cause to be timely filed all required Tax Returns relating to the Company for taxable periods ending after the Closing Date. All such returns shall be prepared and all elections with respect to such returns shall be made, to the extent permitted by law, in a manner consistent with prior practice. Before filing any Tax Return with respect to any Straddle Period, Buyer shall provide Seller with a copy of such Tax Return at least twenty days prior to the last date for timely filing such Tax Return (giving effect to any valid extensions thereof) accompanied by a statement calculating in reasonable detail Seller's indemnification obligation pursuant to Section 8.2 hereof. Notwithstanding anything in this Agreement to the contrary, Seller shall have no indemnification obligation pursuant to
Section 8.2 hereof with respect to any Taxes covered by such Tax Return until Seller has received such Tax Return and such statement. If for any reason Seller does not agree with Buyer's calculation of its indemnification obligation, Seller shall notify Buyer of its disagreement within ten days of receiving a copy of the Tax Return and Buyer's calculation, and such dispute shall be resolved pursuant to the Tax Dispute Resolution Mechanism. Seller shall pay to Buyer the amount of Seller's indemnification at the time specified in Section 8.2(e) and, if there is a dispute which is resolved pursuant to the Tax Dispute Resolution Mechanism with a determination that Seller has overpaid on its indemnification obligation, then Buyer shall refund to Seller within 10 days the amount of the overpaid indemnification obligation.

                 (b) Seller shall pay or cause to be paid when due and payable all Taxes with respect to the Company for any taxable period ending on or before the Closing Date, and Buyer shall so pay or cause to be paid Taxes for any taxable period ending after the Closing Date (subject to its right of indemnification from Seller by the date set forth in Section 8.2(e) for Taxes attributable to the portion of any Tax period that includes the Closing Date pursuant to Section 8.2(b)).

                 (c) Seller, the Company and Buyer shall reasonably cooperate, and shall cause their respective affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all Tax Returns, including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all taxable periods relating to Taxes. Seller shall not settle any audit in a manner which would materially adversely affect Company or Buyer after the Closing Date without the prior written consent of Buyer, which consent shall not unreasonably be withheld. Buyer and Seller recognize that Seller Tax Indemnified Parties will need access, from time to time, after the Closing Date, to certain accounting and Tax records and information held by the Company to the extent such records and information pertain to events occurring prior to the Closing Date; therefore, Buyer and Seller agree that from and after the Closing Date, Seller, Buyer and the Company (including their affiliates and successors) shall (A) retain and maintain all such records including (but not limited to) all Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Company for each taxable period first ending after the Closing Date and for all prior taxable periods until the later of (i) the expiration of the statute of limitations of the taxable periods to which such Tax returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods, or (ii) six years following the due date (without extension) for such Tax Returns, and (B) allow Seller and Buyer and their agents and representatives (and agents or representatives of any of their affiliates), upon reasonable notice and at mutually convenient times to inspect, review and make copies of such records (at the expense of the party requesting the records) as Seller and Buyer may deem reasonably necessary or appropriate from time to time. Any information obtained under this Section 8.4(c) shall be kept confidential except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding.

                 (d) Any refunds or credits of Taxes of the Company plus any interest received with respect thereto from the applicable Tax authority for any Pre-Closing Tax Period (including, without limitation, refunds or credits arising by reason of amended Tax Returns filed after the Closing Date) shall be for the account of Seller and shall be paid by Buyer to Seller within 10 business days after Buyer receives such refund or after the relevant Tax Return is filed in which the credit is applied against any of the Buyer Tax Indemnified Party's liability for Taxes. Any refunds or credits of Taxes of the Company plus any interest received with respect thereto from the applicable taxing authority for any taxable period beginning after the Closing Date shall be for the account of Buyer. Any refunds or credits of Taxes of the Company for any Straddle Period shall be apportioned between Seller and Buyer in the same manner as the liability for such Taxes is apportioned pursuant to Section 8.2(b).

                 (e) At Seller's request and at Seller's expense, Buyer shall cause the Company to file for and obtain any refunds or credits to which Seller is entitled under Section 8.4(d), provided that such filing does not have an adverse impact on Buyer or Company for any Post-Closing Tax Period. In connection therewith, (A) Buyer shall permit Seller, at Seller's expense, to control the prosecution of any such refund claim that relates to refunds or credits to which Seller is entitled under Section 8.4(d) and, where deemed appropriate by Seller, shall cause the Company and any of their successors to authorize by appropriate powers of attorney such persons as Seller shall designate to represent the Company or any of their successors with respect to such refund claim and (B) Buyer shall cause the Company or any of their successors to forward to Seller any such refund within 10 days after the refund is received (or reimburse Seller for any such credit within 10 Business Days after the relevant Tax Return is filed in which the credit is applied against any of the Company's or any of their successors' liability for Taxes.

         Section 8.5 Tax Dispute Resolution Mechanism. Wherever in this Article VIII it is provided that a dispute shall be resolved pursuant to the "Tax Dispute Resolution Mechanism," the parties shall cooperate in good faith to resolve such dispute between them; but if the parties are unable to resolve such dispute such dispute shall be resolved as follows: The parties shall submit the dispute to a jointly selected accounting firm (the "Settlement Accountants") for resolution, which resolution shall be final, conclusive and binding on the parties. If Buyer and Seller cannot jointly agree on the Settlement Accountants, Buyer and Seller shall each submit to their respective accountants the name of an accounting firm that does not at the time and that has not in the prior two years provided services to Seller or Buyer or any of their respective affiliates, and the Settlement Accountants shall be selected by lot from these two firms by the respective accountants of the two parties. Notwithstanding anything in this Agreement to the contrary, the fees and expenses of the Settlement Accountants shall be paid by Buyer and Seller in proportion to each party's respective liability for the portion of the Taxes in dispute, as determined by the Settlement Accountants.

         Section 8.6 Survival of Tax Provisions. Any claim to be made pursuant to Article VIII hereof must be made before the expiration (giving effect to any valid extensions, waivers and tolling periods) of the applicable statutes of limitations relating to the Taxes at issue.

         Section 8.7 Transfer Taxes. Notwithstanding any other provision of this Agreement to the contrary, all excise, sales, use, transfer, documentary, stamp or similar Taxes that are payable or that arise as a result of the consummation of the transactions contemplated by this Agreement and any recording or filing fees with respect thereto ("Transfer Taxes") shall be borne by Buyer. Buyer will prepare any Tax Returns that must be filed in connection with any Transfer Tax. Buyer will pay the full amount of any Transfer Tax shown on such Tax Returns to the applicable tax authorities on or before the date such Transfer Taxes are due and will indemnify Seller for the amount of the Transfer Taxes and any interest or penalties resulting from any failure to pay such Taxes when due. Buyer shall have the right to seek a refund of any and all Transfer Taxes paid pursuant to this Section 8.7 at its own expense. If so requested, Seller shall use reasonable efforts to cooperate with Buyer in preparing any such Tax Returns or seeking any such Tax Refund.

         Section 8.8 Characterization of Indemnification Payments. Any payments made pursuant to Article VIII shall be treated for all Tax purposes as adjustments to the Purchase Price.

         Section 8.9 Exclusivity. Notwithstanding any other provision of this Agreement to the contrary, Article VIII shall govern all indemnification claims with respect to Taxes, except with respect to any breaches of a representation or warranty in Section 6.16 which shall be covered by Article IX.

                                   ARTICLE IX

                                 INDEMNIFICATION
                                 ---------------

         Section 9.1 Indemnification by Seller. Seller will indemnify and hold harmless Buyer and the Company and their respective officers, directors, employees, Affiliated Persons and agents from and against any liability, loss, cost or expense, including reasonable attorneys' fees (collectively a "Loss"), that shall result from or arise out of (a) the breach by Seller of any of its representations or warranties contained in this Agreement, (b) the breach by Seller of any of its agreements, covenants or undertakings contained in this Agreement, (c) any funded debt and other liabilities of the Company (including, without limitation, sales commissions and bonus compensation payable to employees which has accrued as of the Closing Date) other than (x) current payables and short-term liabilities incurred in the normal course of the operation of the Business and set forth on the Closing Date Balance Sheet, which shall be payable by the Company, and (y) any amounts payable by the Company to Robert Follert under section 2.a. of the Follert Agreement, (d) the inability to collect the Accounts Receivable up to the Net Book Value thereof, as set forth on the Closing Statement, (e) any amounts payable or incurred pursuant to
Section 4.5(b), and (f) any liability or obligation that does not relate to the Business; provided, however, that in no event shall Seller be obligated under this Section 9.1 to indemnify any such Person in respect of any Loss, that results from the willful misconduct, bad faith or grossly negligent acts or omissions of any Person entitled to indemnification under this Section

9.1. Notwithstanding the foregoing, any indemnification with respect to Taxes shall be made pursuant to Article VIII hereof.

         Section 9.2 Indemnification by Buyer. Buyer will indemnify and hold harmless Seller and Seller's officers, directors, employees, Affiliated Persons and agents from and against any Loss that shall result from or arise out of (a) the breach by Buyer of any of its representations or warranties contained in this Agreement or (b) the breach by Buyer of any of its agreements, covenants or undertakings contained in this Agreement, provided, however, that in no event shall Buyer be obligated under this Section 9.2 to indemnify any such Person in respect of any Loss that results from the willful misconduct, bad faith or grossly negligent acts or omissions of any Person entitled to indemnification under this Section 9.2.

         Section 9.3 Indemnification Procedure. (a) In the event any claim is made, or any suit or action is commenced, against any Person in respect of which indemnification may be sought by such Person under Section 9.1 or 9.2 (the "Indemnified Party"), the Indemnified Party shall promptly give the party against whom indemnification is sought (the "Indemnifying Party") written notice thereof, provided, however, that the failure to give such notice shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent the Indemnifying Party is prejudiced thereby. Such notice shall summarize the basis of such claim in reasonable detail, the amount of such claim and the relevant facts and circumstances relating thereto. Within 20 days after receiving such notice, the Indemnifying Party shall give written notice to the Indemnified Party stating whether it disputes its obligation to provide indemnification hereunder or the validity or amount of such claim and whether it will defend against such claim. If the Indemnifying Party provides notice that it disputes its obligation to provide indemnification hereunder, such claim shall not be subject to indemnification hereunder unless and until the Indemnified Party obtains a final, non-appealable judicial determination that it is entitled to indemnification hereunder by the Indemnifying Party with respect to such claim.

                 (b) In the case of a claim by an Indemnified Party seeking indemnification for any Loss arising from a claim asserted or a suit or action commenced by a third party against such Indemnified Party (a "Third Party Claim"), the Indemnifying Party may elect to defend or compromise such Third Party Claim at its own expense and by its own counsel unless (a) such Third Party Claim seeks an order, injunction or other equitable relief against the Indemnified Party, or (b) the Indemnified Party shall have reasonably concluded based upon advice of counsel that (i) there is a conflict of interest between the Indemnified Party and the Indemnifying Party in the conduct of the defense of such Third Party Claim or (ii) the Indemnified Party has one or more defenses not available to the Indemnifying Party. If the Indemnifying Party elects to conduct any such defense it shall within 30 days after receiving notice of such Third Party Claim, notify the Indemnified Party of its intent to do so and the Indemnified Party shall be entitled to participate in such defense at the Indemnified Party's expense. If the Indemnifying Party elects not to defend or compromise against any Third Party Claim, or fails to notify the Indemnified Party of its election to do so as herein provided, or otherwise abandons the defense of any Third Party Claim, the Indemnified Party may pay (without prejudice of any of its rights against the Indemnifying Party), compromise or defend such Third Party Claim including the costs and expenses of the Indemnified Party incurred in connection therewith. Notwithstanding anything to the contrary contained herein, in connection with any Third Party Claim the Indemnified Party shall have the right to select and employ separate counsel to represent it at the

Indemnified Parties' expense; provided, however, that, in the case of any Third Party Claim described in clause (a) or (b) of the second preceding sentence or as to which the Indemnifying Party shall not in fact have employed counsel to assume the defense of such Third Party Claim, the reasonable fees and disbursements of such counsel shall be at the expense of the Indemnifying Party. If the Indemnifying Party shall have assumed the defense of a Third Party Claim, the Indemnified Party shall agree to any settlement, compromise or discharge of a Third Party Claim which the Indemnifying Party may recommend and which by its terms releases the Indemnified Party completely in connection with such Third Party Claim and which would not otherwise adversely affect the Indemnified Party in any material respect. If the Indemnifying Party chooses to defend any claim, the Indemnified Party shall make available to the Indemnifying Party, at the Indemnified Party's expense, any personnel or any books, records or other documents within its control that are reasonably necessary or appropriate for such defense, subject to the receipt of appropriate confidentiality agreements.

                 (c) The Indemnified Party shall provide the Indemnifying Party with reasonable access to its books and records for the purpose of allowing the Indemnifying Party a reasonable opportunity to verify any claim for Losses. The Indemnified Party and the Indemnifying Party shall negotiate in good faith regarding the resolution of any disputed claims for Losses. Promptly following the final determination of the amount of any Losses claimed by the Indemnified Party, the Indemnifying Party shall pay such Losses to the Indemnified Party by wire transfer or check made payable to the order of the Indemnified Party, without interest. In the event that the Indemnified Party is required to institute legal proceedings in order to recover Losses payable hereunder, the cost of such proceedings (including costs of investigation and reasonable attorney fees and disbursements) shall be added to the amount of Losses payable to the Indemnified Party.

         Section 9.4 Survival of Covenants, Agreements, Representations and Warranties. The covenants, agreements, representations and warranties made by Seller and Buyer in this Agreement shall survive for one (1) year after the Closing Date, except that the covenants, agreements, representations and warranties contained in Sections 6.16, 6.17 and 6.18 and Article VIII shall survive the Closing until the expiration (giving effect to any valid extensions, waivers and tolling periods) of the applicable statutes of limitations relating to the matter at issue and the representations and warranties contained in
Section 6.3 and the covenants set forth in Sections 4.2, 4.5(b) and 5.2 shall survive the Closing forever. Notwithstanding the preceding sentence, any covenant, agreement, representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

         Section 9.5 Limitation on Indemnification. No Indemnified Party shall be entitled to indemnification from an Indemnifying Party in an amount greater than the Purchase Price. Notwithstanding the foregoing, the limitations set forth in this Section 9.5 shall not apply to any claims for indemnification with respect to Taxes made pursuant to Article VIII hereof or any payments made under
Section 4.5(b) and any such amounts shall not reduce the limitation contained in the preceding sentence.

                                    ARTICLE X

                      CONDITIONS TO CLOSING AND THE CLOSING
                      -------------------------------------

         Section 10.1 Conditions to Buyer's Obligations. The obligation of Buyer to consummate the Closing is subject to the fulfillment, prior to or at the Closing, of each of the following conditions (any or all of which may be waived by Buyer):

                 (a) each of the representations and warranties of Seller shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as though made on and as of the Closing Date, except to the extent that such representations and warranties expressly relate to an earlier date, which representations and warranties shall be true and correct in all material respects as of such date, or representations and warranties which are qualified by materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects; provided, that this condition shall be deemed satisfied unless such failures to be true and correct, individually and in the aggregate, constitute a Material Adverse Change;

                 (b) Seller shall have performed and complied in all respects with all obligations and covenants required by this Agreement to be performed or complied with by Seller on or prior to the Closing Date, provided, that this condition shall be deemed satisfied unless such failures to perform or comply, individually and in the aggregate, constitute a Material Adverse Change;

                 (c) at the Closing Date the Tangible Net Worth of the Business shall not be less than zero (0) and the Company shall have not less than $500,000 in cash;

                 (d) the Company shall have no liabilities for any bonus compensation which has accrued as of the Closing Date and is payable to employees of the Company, including the Executives or any such amount payable shall be deposited in escrow;

                 (e) since the date hereof no event shall have occurred which results in a Material Adverse Change;

                 (f) all material licenses, authorizations, consents, orders and regulatory approvals of any Governmental or Regulatory Authority or Securities Regulatory Authority necessary for the consummation of the transactions contemplated hereby or in connection with the continuation of any material license, permit order or approval of any Governmental or Regulatory Authority or Securities Regulatory Authority shall have been obtained and shall be in full force and effect;

                 (g) Buyer shall have received copies of the Closing Date Releases duly executed by the Executives, Seller and the Company, and each of the Resignation and Releases and the Closing Date Releases shall be in effect and shall not have been revoked;

                 (h) the closing of the transactions contemplated by the Letter Agreement shall have occurred; and

                 (i) Seller shall have satisfied its obligations under Section 10.6.

         Section 10.2 Conditions to Seller's Obligations. The obligation of Seller to consummate the Closing is subject to the fulfillment, prior to or at the Closing, of each of the following conditions (any or all of which may be waived by Seller):

                 (a) each of the representations and warranties of Buyer shall be true in all material respects on and as of the date hereof and on and as of the Closing Date as though made on and as of the Closing Date, except to the extent that such representations and warranties expressly relate to an earlier date, which representations and warranties shall be true and correct in all material respects as of such date, or representations and warranties which are qualified by materiality, which representations and warranties shall be true and correct in all respects; provided, that this condition shall be deemed satisfied unless such failures to be true and correct, individually and in the aggregate, constitute a Material Adverse Change;

                 (b) Buyer shall have performed and complied, in all respects with all obligations and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing Date; provided, that this condition shall be deemed satisfied unless such failures to perform or comply, individually and in the aggregate, constitute a Material Adverse Change;

                 (c) all material licenses, authorizations, consents, orders and regulatory approvals of any Governmental or Regulatory Authority or Securities Regulatory Body necessary for the consummation of the transactions contemplated hereby or in connection with the continuation of any material license, permit order or approval of any Governmental or Regulatory Authority or Securities Regulatory Body shall have been obtained and shall be in full force and effect;

                 (d) Seller shall have received copies of the Closing Date Releases duly executed by the Executives, Seller and the Company, and each of the Resignation and Releases and the Closing Date Releases shall be in effect and shall not have been revoked; and

                 (e) Buyer shall have satisfied its obligations under Section 10.5.

         Section 10.3 Conditions to Each Party's Obligations. The respective obligations of Buyer and Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

                 (a) no federal, state or local law shall have been adopted or promulgated that would render the transactions contemplated by this Agreement unlawful or unenforceable, and no action or proceeding shall have been instituted before any court or governmental body to restrain or prohibit, or to obtain material damages in respect of, the consummation of the transactions contemplated by this Agreement that, in the reasonable opinion of either Buyer or Seller, could be expected to result in a preliminary or permanent injunction against such consummation; and

                 (b) neither Buyer nor Seller shall have received written notice from any governmental authority or governmental entity of its intention to institute any action or proceeding to restrain or enjoin or nullify this Agreement or the consummation of the transactions contemplated hereby.

         Section 10.4 Form of Documents. At the Closing, the parties shall deliver the documents, and perform the acts, which are set forth in Sections
10.5 and 10.6. All documents which Seller shall deliver shall be in form and substance reasonably satisfactory to Buyer and Buyer's counsel. All documents which Buyer shall deliver shall be in form and substance reasonably satisfactory to Seller and Seller's counsel.

         Section 10.5 Deliveries of Buyer. Subject to the fulfillment or written waiver of the conditions set forth in Section 10.1, Buyer shall execute and/or deliver to Seller all of the following:

                 (a) The Purchase Price in the aggregate payable by wire transfer of immediately available funds to the account directed by Seller;

                 (b) A copy of the resolutions of the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement by Buyer, and any other document delivered by Buyer hereunder, certified as true and complete, and in full force and effect, by an officer of Buyer and dated as of the Closing Date; and

                 (c) A certificate executed by the President of Buyer (or any other officer of Buyer authorized to do so), on behalf of Buyer, pursuant to which Buyer certifies to the fulfillment of the conditions set forth in Sections 10.2(a) through (c) and that all documents to be executed and delivered by Buyer at the Closing have been executed by duly authorized officers of Buyer, as the case may be.

         Section 10.6 Deliveries of Seller. Subject to the fulfillment or written waiver of the conditions set forth in Section 10.2, Seller shall execute and/or deliver to Buyer all of the following:

                 (a) Certificates evidencing all of the Shares, properly endorsed by Seller, accompanied by such stock powers and other documents as may be necessary (or reasonably requested by Buyer) to transfer record ownership of such Shares into Buyer's name on the stock transfer books of the Company;

                 (b) A copy of the resolutions of the board of directors of Seller authorizing the execution, delivery and performance of this Agreement by Seller, and any other document delivered by Seller hereunder, certified as true and complete, and in full force and effect, by an officer of Seller and dated as of the Closing Date;

                 (c) A certificate duly executed by the President of Seller (or any other officer of Seller authorized to do so) pursuant to which Seller certifies to the fulfillment of the conditions set forth in Sections 10.1(a) through (g) and that all documents to be executed and delivered by Seller at the Closing have been executed by duly authorized officers of Seller;

                 (d) Resignations of each director and officer of the Company;
and

                 (e) The Closing Statement and a certificate duly executed by the President of Seller (or any other officer of Seller authorized to do so) pursuant to which Seller certifies that each of the Closing Date Balance Sheet (after taking into account any changes set forth in the

Closing Statement) and the Closing Statement and the Accounts Receivable, Net Book Value of the Accounts Receivable and Tangible Net Worth, as reflected therein, were prepared and calculated in accordance with Section 2.2(b) and are true and correct in all material respects.

                                   ARTICLE XI

                                  MISCELLANEOUS
                                  -------------

         Section 11.1 Expenses. Each party shall pay its own costs and expenses in connection with this Agreement and the transactions contemplated hereby, including attorneys', accountants' and auditors' fees and other expenses. Notwithstanding the foregoing, in the event that this Agreement is terminated by Buyer in accordance with Section 3.1(b) or (c), Seller shall reimburse Buyer for reasonable out-of-pocket expenses incurred by Buyer as a result of this Agreement and the transactions contemplated hereby up to an amount not to exceed $20,000.

         Section 11.2 Notices; Form of Payment. (a) All notices, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or by United States mail, certified or registered, with return receipt requested, by overnight courier or otherwise actually delivered, as follows:

                           (i) if to Buyer, to:

                               Axe Holding Corp.
                               One Bridge Plaza
                               Fort Lee, New Jersey 07027
                               Attn:  Steven E. Berman
                               Telephone:   (201) 585-7733

                               with copies to:

                               Lowenstein Sandler PC
                               65 Livingston Avenue
                               Roseland, New Jersey 07068
                               Attn:  George J. Mazin, Esq.
                               Telephone:   (973) 597-2500

                          (ii) if to Seller, to:

                               Hoenig Group Inc.
                               Reckson Executive Park
                               4 International Drive
                               Rye Brook, NY 10573
                               Attn: General Counsel
                               Telephone: (914) 935-9000

                               with a copy to:




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

                               Skadden, Arps, Slate, Meagher & Flom LLP
                               Four Times Square
                               New York, NY 10036-6522
                               Attn: Blaine V. Fogg, Esq.
                               Telephone: (212) 735-3000

The persons or addresses to which mailings or deliveries shall be made may be changed from time to time by notice given pursuant to the provisions of this
Section 10.2(a). Any notice, demand or other communication given pursuant to the provisions of this Section 10.2(a) shall be deemed to have been given on the date actually delivered or five days following the date deposited in the United States mail (certified or registered, with return receipt requested, properly addressed and postage prepaid), as the case may be.

                 (b) Unless otherwise specified or by the mutual agreement by the parties, all payments required to be made under this Agreement (i) to Buyer shall be made by wire transfer of funds immediately available in New York, New York to the account specified in Exhibit C hereto, and (ii) to Seller shall be made by wire transfer of funds immediately available in New York to the account specified on Exhibit C hereto, in each case, on the date of payment to an account designated by the payee or by such other means of payment as are designated by the payee.

         Section 11.3 Majastar, LLC.

                 (a) Guaranty. Majastar, LLC ("Majastar") absolutely and unconditionally guarantees to Seller the prompt, full and complete performance of the obligations of Buyer under this Agreement, including without limitation, payment of the Purchase Price and consummation of the transactions contemplated by this Agreement upon satisfaction of the conditions set forth in Sections 10.1, 10.3 and 10.6.

                 (b) Organization; Authority. Majastar is duly organized and validly existing and in good standing under the laws of the state in which it is organized, and has the corporate power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement has been approved by all requisite corporate action on the part of Majastar. This Agreement has been duly executed and delivered by Majastar and constitutes a valid and binding obligation of Majastar enforceable against Majastar in accordance with its terms except insofar as enforcement may be limited by general principles of equity (whether applied in a court of law or a court of equity) and by bankruptcy, insolvency and similar laws affecting creditors' rights generally.

                 (c) No Violations. None of the delivery or performance of the obligations contained in this Section 11.3, will violate, conflict with, result in a material breach of, constitute a default under, or result in the acceleration or creation of any Encumbrance pursuant to any agreement, indenture, mortgage, debt instrument or lease to which Majastar is a party or by which Majastar or its properties are bound (in each case, with or without notice or lapse of time or both) except, for violations, conflicts, breaches or accelerations which, individually or in the aggregate, would not, and are not reasonably likely to, result in a material adverse effect on the ability of Majastar to perform its obligations under this Agreement.

                 (d) Capital. Majastar has no debt, margin, liabilities or other payment obligations which could conflict with or result in Majastar's inability to perform its obligations under this Section 11.3. The capital account of Majastar, net of any debt or other payment obligations, was $5.9 million as of December 31, 2001, and, other than a capital distribution of $450,000 made in January, 2002 there has been no material adverse change to such amount as of the date of this Agreement.

         Section 11.4 Third Party Beneficiaries. No party to this Agreement intends any provision of this Agreement to benefit or create any right or cause of action in or on behalf of any Person other than Seller or Buyer. Without limiting the generality of the foregoing, no provision of this Agreement or any document executed in connection herewith, shall create any right or cause of action in or on behalf of any creditor, shareholder, employee, Affiliated Person or representative of Buyer or Seller.

         Section 11.5 No Joint Venture. Nothing contained in this Agreement shall be construed as constituting or giving rise to a partnership, joint venture or agency between Buyer and Seller.

         Section 11.6 Successors and Assigns. All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and permitted assigns, provided, however, that except as expressly provided herein, neither this Agreement nor any of the rights, privileges, duties and obligations of the parties hereto may be assigned or delegated by any party without the written consent of the other party and any attempted assignment shall be null and void.

         Section 11.7 Amendments and Waivers. None of this Agreement, any of the instruments referred to herein or any of the provisions hereof or thereof shall be amended, modified or waived in any fashion except by an instrument in writing signed by each of the parties hereto. No delay on the part of either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of either party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

         Section 11.8 Consent to Jurisdiction. Each of Buyer and Seller irrevocably submits to the exclusive jurisdiction of the state and federal courts of competent jurisdiction in the City and County of New York, in the State of New York, and hereby irrevocably and unconditionally waives any objection which it may have at any time to the venue of any such action, suit or proceeding in such courts and further agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each of Buyer and Seller agree that it will not institute or seek to institute any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (other than an action or proceeding seeking enforcement of a judgment) in any forum other than in such courts.

         Section 11.9 Severability of Provisions. If any provision of this Agreement, or the application of any such provision to any Person or circumstance, shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

         Section 11.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one instrument it being understood that both parties need not sign the same counterpart.

         Section 11.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

         Section 11.12 WAIVER OF JURY. BUYER AND SELLER EACH HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE RELATIONSHIPS ESTABLISHED HEREUNDER.

         Section 11.13 Captions. The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement.

         Section 11.14 Construction. The definitions in this Agreement apply equally to both the singular and the plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The word "include", and other variants thereof shall be deemed to be followed by the phrase "without limiting the generality of the foregoing". All references in this Agreement to Sections, Exhibits and Disclosure Schedules shall be deemed references to Sections of, and Exhibits and Disclosure Schedules to, this Agreement unless the context shall otherwise require. The words "hereby", "herein", "hereof", "hereunder" and "hereto" and words of similar import refer to this Agreement as a whole (including Disclosure Schedules and Exhibits) and not merely to the Section or clause in which the word appears.

         Section 11.15 Entire Agreement. This Agreement and the other written instruments specifically referred to herein and the Confidentiality Agreement, dated December 5, 2001, by and between Palisades Capital Management, LLC, on behalf of Buyer and Lazard Freres & Co. LLC, on behalf of Seller embody the entire understanding of the parties hereto and supersede all prior agreements, representations or understandings, if any, relating to the subject matter hereof.

         Section 11.16 Publicity. Neither Buyer nor Seller shall, or shall permit any Affiliated Person to, issue or cause the issuance of any press release or other public announcement with respect to the transactions contemplated by this Agreement (except where the issuance thereof is required under any applicable Law, including, without limitation, any applicable rule of The Nasdaq Stock Market, Inc.) without the prior consent of the other party, which consent shall not be unreasonably withheld. Buyer and, to the extent reasonably practicable, Seller agree to provide the other party with a draft of any proposed press release or other public announcement


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with respect to the transactions contemplated by this Agreement no later than three (3) Business Days prior to its publication or announcement, as the case may be.

         IN WITNESS WHEREOF, Seller and Buyer have executed and delivered this Agreement as of the day and year first above written.


                                              HOENIG GROUP INC.


                                              By:    /s/ Fredric Sapirstein
                                                     ---------------------------
                                              Name:  Fredric Sapirstein
                                              Title: Chief Executive Officer


                                              AXE HOLDING CORP.


                                              By:    /s/ Steven E. Berman
                                                     ---------------------------
                                              Name:  Steven E. Berman
                                              Title: President


Majastar hereby confirms, accepts and agrees to Section 11.3 of this Agreement.


                                              MAJASTAR, LLC


                                              By:    /s/ Steven E. Berman
                                                     ---------------------------
                                              Name:  Steven E. Berman
                                              Title: Managing Member